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                                                                  Exhibit 10.213

                         AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN


                             STAFFORD COLLETON, LLC,

                                    AS SELLER

                                       AND


                     INLAND REAL ESTATE ACQUISITIONS, INC.,

                                  AS PURCHASER


                            DATED AS OF MAY 20, 2004

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                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE (including all Exhibits, Schedules and Appendices attached hereto, this "Agreement") is made and entered into as of this 20 day of May, 2004 (the "Effective Date"), by between STAFFORD COLLETON, LLC, a Georgia limited liability company ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser").

                                R E C I T A L S:

     A. Seller owns fee simple title to the Real Property (as defined in Appendix A hereto), and owns title to the Tangible Personal Property, the Intangible Personal Property, the Contracts, the Leases and the Licenses (all as defined in Appendix A hereto).

     B. Seller desires to sell, and Purchaser desires to purchase, the Property (as defined in Appendix A hereto) upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS Initially capitalized terms used but not defined in the text of this Agreement shall have the meanings given to them in Appendix A attached hereto and made a part hereof.

                                    ARTICLE 2

                               PURCHASE AND SALE

     2.1 PURCHASE AND SALE Subject to the conditions and on the terms and provisions contained in this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, convey and transfer to Purchaser or Purchaser's assignee, designee or nominee: (a) the Real Property; (b) all of Seller's right, title and interest in the Contracts (except for such Contracts as Purchaser elects to require Seller to terminate in accordance with Section
8.1 (a) below), the Leases, the Licenses and the Intangible Personal Properly; and (c) all of Seller's right, title and interest in and to the Tangible Personal Property.

                                   ARTICLE 3

                       PURCHASE PRICE; ADDITIONAL FUNDING

     3.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be NINE MILLION SEVEN HUNDRED FIFTY EIGHT THOUSAND EIGHT HUNDRED FORTY AND NO/100 DOLLARS ($9,758,840.00), plus or minus prorations as provided in this Agreement, and shall be payable, through the closing escrow, by bank wire transfer of collected federal funds on the Initial Funding Date.

     3.2 ADDITIONAL FUNDING. Subject to the satisfaction of the Additional Funding Conditions (as defined in Section 8.1(c) below), on the Additional Funding Date, Purchaser shall pay to Seller, through an escrow established with the Title Insurer, the Additional Funding Amount, plus or minus prorations to be made as of the Additional Funding Date as provided in this Agreement. If, as of the Additional Funding Deadline Date, any or all of the Additional Funding Conditions have not been satisfied with respect to any portion of the Shops Space and/or the Vacant Space, then Seller shall not be entitled to receive and Purchaser shall have no obligation to pay (and Seller hereby irrevocably and unconditionally waives any right to receive) any additional compensation or fundings under this Agreement, at law, in equity or otherwise, with respect to that portion of

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the Shops Space and/or the Vacant Space with respect to which such Additional
Funding Conditions have not been fully satisfied.

                                    ARTICLE 4

                                CLOSING MATTERS

     4.1 TITLE AND SURVEY. No later than twenty (20) days following the Effective Date, Seller, at its sole cost and expense, shall deliver to Purchaser the Title Commitment (together with legible copies of any and all title exception documents referenced therein) and the Survey. Not less than three (3) days prior to the expiration of the Due Diligence Period (as defined in Section 8.1(a) below), Purchaser may deliver to Seller a notice (the "TITLE AND SURVEY NOTICE") identifying any matters contained in or disclosed by the Title Commitment, the title exception documents and/or such Survey that are not acceptable to Purchaser in its sole and absolute discretion (each, a "TITLE/SURVEY OBJECTION" and collectively, the "TITLE/SURVEY OBJECTIONS"). Purchaser's failure to deliver the Title and Survey Notice as aforesaid shall be deemed Purchaser's approval and acceptance of the Title Commitment, the title exception documents and the Survey, and all matters shown and referenced thereon and therein shall be deemed Permitted Title Exceptions. Additionally, Purchaser's failure to object to any matters disclosed by the Title Commitment, the title exception documents and/or the Survey in a Title and Survey Notice shall be deemed Purchaser's acceptance of such matters, and such matters shall be deemed Permitted Title Exceptions. If Purchaser shall deliver the Title and Survey Notice to Seller as aforesaid, Seller shall, within five (5) days after receipt of the same, notify Purchaser in writing whether Seller intends to either (a) cause any Title/Survey Objection to be removed, (b) have the Title Insurer issue a title endorsement insuring against damage and loss caused by any Title/Survey Objection (which endorsement shall be subject to the review and approval of Purchaser), or (c) take no further action regarding such Title/Survey Objection in which event, subject to the immediately following sentence, such Title/Survey Objection shall become a Permitted Title Exception. Notwithstanding the foregoing, Seller shall, at its expense, remove (or cause to be removed) any Title/Survey Objection appearing on the Title Commitment that is any of the following: (1) judgments against Seller, and/or (2) mortgages or monetary liens (including, without limitation, any mechanics' materialmens' and/or vendors' liens with respect to the development, construction and buildout of the Property arising by, through or under Seller or its contractor and/or subcontractors), defects, obligations or exceptions arising by, through or under Seller of a definite and ascertainable amount that can be satisfied solely by the payment of money (items (1) and (2) above to be hereinafter referred to collectively as "MONETARY EXCEPTIONS"). If Seller elects, or is deemed to have elected, item (c) above with respect to any or all of the Title/Survey Objections, then Purchaser shall have the right, by delivering notice to Seller within three (3) business days after the expiration of the aforementioned five
(5) day period to either (i) terminate this Agreement in which event the Deposit shall be immediately returned to Purchaser and thereupon neither Seller nor Purchaser shall have any further rights, duties or obligations under this Agreement except for those which expressly survive termination of this Agreement, or (ii) waive its objection and accept title to the Property subject to such Title/Survey Objection, in which event this Agreement shall remain in full force and effect. Seller's failure to notify Purchaser within the aforementioned five (5) day period of which foregoing course of action Seller elects to take with respect to a Title/Survey Objection shall be deemed Seller's election of item (c) above. With respect to any Title/Survey Objection that Seller has elected or is deemed to have elected not to take any further action, Purchaser's failure to terminate this Agreement on or before the expiration of the aforementioned three (3) business day period as aforesaid shall be deemed Purchaser's waiver of its objection as provided in clause (ii) above. If the Title Commitment discloses judgments, bankruptcies or other matters against other persons having names the same as or similar to that of Seller, Seller, on the Title Insurer's request, shall deliver to the Title Insurer affidavits or other evidence reasonably acceptable to the Title Insurer showing and/or confirming that such judgments, bankruptcies or other matters are not against Seller, or any affiliates.

     If Seller has elected or, with respect to Monetary Exceptions, is required to cure any Title/Survey Objection as provided above (whether by removal of, or obtaining title insurance over, the same), but failed to cure any such matters prior to the Initial Funding Date, then Purchaser, and without waiving any rights of Purchaser for a Seller default under this Agreement, may elect to either (i) terminate this Agreement in which event the Deposit shall be immediately returned to Purchaser and thereupon neither Seller nor Purchaser shall

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have any further rights, duties or obligations under this Agreement except for those which expressly survive termination of this Agreement, or (ii) waive its objection and accept the Property subject to such Title/Survey Objection, in which event this Agreement shall remain in full force and effect; provided, however, that if the Title/Survey Objection is a Monetary Exception, then Purchaser shall have the right to deduct from the Purchase Price the amount of such Monetary Exception in an amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (except that there shall be no dollar limitation on Purchaser's right to deduct from the Purchase Price the amount of any Monetary Exception that constitutes a mortgage lien arising by, through or under Seller), and any amount so deducted from the Purchase Price shall be paid to the appropriate party in exchange for the removal of such Monetary Exceptions.

     Except as expressly agreed by Seller pursuant to this Section 4.1, Seller shall not be required and is not obligated hereby to bring any action or proceedings, convey or acquire any interest in real property, or incur any expense to render title to the Real Property and the improvements thereon free and clear of any Title/Survey Objection, and Purchaser shall have no right of specific performance against Seller to cause any Title/Survey Objection to be removed.

     4.2    POSSESSION, PRORATIONS AND EXPENSES

            (a) Sole and exclusive possession of the Property, subject only to the Permitted Title Exceptions and the rights of the tenants under the Leases, shall be delivered to Purchaser on the Initial Funding Date.

            (b) Seller shall pay the following costs and expenses relating to the transaction contemplated by this Agreement: (i) costs of the Survey;
     (ii) costs of the Title Commitment and title examination fees; (iii) costs to remove, or, if applicable, of all premiums for title endorsements providing insurance over, any Title/Survey Objections that Seller expressly agrees to remove pursuant to the terms of this Agreement; (iv) premium due for the standard owner's title insurance policy (with extended coverage) in an amount equal to the Purchase Price; (v) premium due for the Date Down Endorsement; (vi) premiums due for the Special Title Endorsements; (vii) one-half of the closing escrow fees of the Title Insurer; (viii) all state, county and local transfer taxes/transfer stamps; (ix) costs of the Environmental Report (as defined in Section 7.1(d) below); and (x) any other charges customarily attributable to sellers of property in the Bluffton, South Carolina area. Purchaser shall pay the following costs and expenses relating to the transaction contemplated by this Agreement: (1) costs to record the Deed (as defined in Section 4.5(b)(i) below); (2) costs of the Appraisal (as defined in Section 7.1(d) below); (3) all lender's title insurance and money lender's escrow charges incurred in connection with any mortgage loans obtained by Purchaser; and (4) all other charges customarily attributable to purchasers of property in the Bluffton, South Carolina area. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

            (c) The items set forth below in this subsection (c) shall be prorated and apportioned, without duplication, as of 11:59 p.m. of the day immediately preceding the Initial Funding Date, with Seller bearing all expenses with respect to the Property, and receiving the benefit of all income with respect to the Property, through and including the day immediately preceding the Initial Funding Date, and Purchaser receiving the benefit of all income with respect to the Property, and being charged with all expenses with respect to the Property, on and after the Initial Funding Date, subject, however, to the provisions of Section 4.2(d) below. If, on the Initial Funding Date, Purchaser is entitled to a net credit as a consequence of prorations or adjustments pursuant to this subsection (c), the net credit shall be offset against the Purchase Price. The items to be prorated and, in certain instances, the method for determining such prorations are as follows:

                  (i) All rent and other amounts due and payable (regardless of whether collected) under the Anchor Leases for the calendar month in which the Initial Funding occurs shall be prorated, on a per diem basis, as of 11:59 p.m. of the day immediately preceding the Initial Funding Date, with Purchaser receiving a credit in an amount equal to the product of (1) the

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            per diem amount of such rent and other charges, and (2) the number of days from and including the Initial Funding Date until the last day of the month in which the Initial Funding occurs. Rents and other sums in arrears will not be credited to Seller, but will be paid to Seller by Purchaser if, as and when collected by Purchaser; provided, however, that Purchaser shall have no affirmative obligation to collect such delinquent rent or other sums in arrears for the benefit of Seller but shall reasonably cooperate with Seller, at Seller's cost and expense, in its efforts to collect such sums. In no event, however, shall Purchaser or any affiliate of Purchaser have any obligation to file suit or seek eviction for or on account of any such delinquent rent or other sums in arrears. Notwithstanding the foregoing, the first monies received after the Initial Funding by Purchaser from each tenant under any Anchor Lease that is in arrears at the Initial Funding as to rent or other charges shall be applied (1) first to current rent and other charges and obligations of such tenant arising from and after the Initial Funding Date, and (2) then to rent or other charges that were in arrears as of the Initial Funding Date. Purchaser shall promptly remit to Seller, and Seller shall promptly remit to Purchaser, all sums received after the Initial Funding from tenants under the Anchor Leases to which the other party is entitled pursuant to the provisions hereof. Nothing contained herein shall limit Seller's right to take all legal action (except eviction or distrait) necessary against any tenants that are delinquent in the payment of rent prior to the Initial Funding.

                  (ii) Percentage rent, if any, payable under each Anchor Lease for the percentage rent year, or other applicable time period, in which the Initial Funding occurs, shall be prorated as of 11:59 p.m. of the day immediately preceding the Initial Funding Date on a per diem basis as and when such percentage rent is collected.

                  (iii) In the event that (i) certain (if not all) of the Anchor Leases contain tenant obligations to pay for such tenant's pro rata share of taxes, common area expenses, operating expenses, utilities, insurance premiums and costs and/or additional charges of any other nature relating to the Property and/or certain portions thereof (collectively, the "CAM Charges"), and (ii) Tenants that are obligated to reimburse for CAM Charges pay one-twelfth (1/12) of an annually budgeted amount per month (each a "Monthly CAM Reimbursement Payment") during each calendar year, then all Monthly CAM Reimbursement Payments due and payable (regardless of whether collected) under the Anchor Leases for the calendar month in which the Initial Funding occurs shall be pro-rated between Seller and Purchaser, on a per diem basis, with Seller providing a credit to Purchaser on the Initial Funding Date for its share of those Monthly CAM Reimbursement Payments due and payable for the month in which the Initial Funding occurs based on the number of days from and including the Initial Funding Date to the end of such month.

                  (iv) With respect to the period from the commencement date under each Anchor Lease to the Initial Funding Date, Seller and Purchaser shall work together in good faith after the Initial Funding to compare on a tenant-by-tenant basis with respect to the Anchor Leases the actual CAM Charges incurred by Seller with respect to such tenant and the actual Monthly CAM Reimbursement Payments received by Seller from such tenant up to the Initial Funding Date. By no later than sixty (60) days after the Initial Funding Date, Seller and Purchaser shall mutually agree upon and sign a schedule that sets forth on a tenant-by-tenant basis a reconciliation based upon those actual expenses incurred by Seller and reimbursements received by Seller (each a "Reconciliation"). If a Reconciliation with respect to a tenant under any Anchor Lease shows that Seller has received more Monthly CAM Reimbursement Payments than CAM Charges have been incurred over such time period, then Seller shall pay to Purchaser any such overage within thirty (30) days after Seller and Purchaser have signed the Reconciliation schedule, at which time Purchaser shall then be responsible for reimbursing any tenant for any overages for their Monthly CAM Reimbursement Payments incurred for the entire 2004 calendar year. Additionally, if, after Purchaser and the tenants under the Anchor Leases have reconciled CAM Charges for calendar year 2004, it is determined that any such tenants are due amounts in excess of the amounts determined by

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            Seller and Purchaser as provided above, then Seller, within thirty
            (30) days, shall pay such excess to Purchaser. In the event that the Reconciliation schedule shows any cases where Seller has incurred a greater amount in CAM Charges than Monthly CAM Reimbursement Payments received for any tenant under an Anchor Lease, then any amounts received by Purchaser from the applicable tenants with respect to such overpayment by Seller shall be applied (1) first to current rent and other charges and obligations of such tenant arising from and after the Initial Funding Date, and (2) then paid to Seller. Seller and Purchaser agree to cooperate with each other in connection with the reconciliation of percentage rent, CAM Charges and other charges passed through to tenants under the Anchor Leases for calendar year 2004.

                  (v) Any and all real estate taxes (including personal property taxes on personal property included in this sale), storm water charges, water charges and sewer rents, if any, that are due and payable with respect to the Property prior to the Initial Funding shall be paid by Seller as of the Initial Funding, and Seller shall receive a credit for any such amounts attributable to periods of time from and after the Initial Funding Date. Real estate taxes (including personal property taxes on personal property included in this sale), storm water charges, water charges and sewer rents, if any, levied or assessed upon, or attributable to, the Property and not due and payable prior to the Initial Funding shall be apportioned on a per diem basis, with Purchaser receiving a credit on the Initial Funding Date for any such amounts attributable any period of time prior to the Initial Funding Date that have not been paid as of the Initial Funding Date. By way of example and not limitation, if as of the Initial Funding Date, real estate taxes levied or assessed during, or attributable to (a) the six (6) month period commencing July 1, 2003 through December 31, 2003, and (b) the period commencing January 1, 2004 and to and including the day immediately preceding the Initial Funding Date are not due and payable and have not been paid, then Purchaser shall receive a credit against the Purchase Price in the aggregate amount (or estimated amount as the case may be) of such real estate taxes for the entire of such periods of time. Any apportionment of real estate taxes and/or stormwater charges to be made with respect to a tax or other applicable year for which either the tax rate or assessed valuation or both or stormwater rate have not yet been fixed, shall be estimated upon one hundred five percent (105%) of the most recent tax bill or storm water rate relating to the Property. Any unfixed gas, electrical, water meter charges, if any, sewer rent and other utility charges in connection therewith, shall be estimated on the basis of the last meter reading to occur on or as close in time as possible to the Initial Funding Date. Seller agrees to use its best efforts to have all such utilities meters read as of the Initial Funding Date and the utilities transferred to Purchaser. Notwithstanding the foregoing, any real estate taxes referred to above that are not due and payable on or before the Initial Funding Date and are payable either by a tenant under a Lease directly to an assessing authority or to the landlord upon presentation of a tax bill therefor shall not be apportioned hereunder, and Purchaser shall accept title to the Property subject to any such unpaid real estate taxes and shall look solely to the tenant responsible therefor.

                  (vi) All special assessments applicable to the Real Property for any period of time prior to the Initial Funding Date shall be prorated at the Initial Funding such that Purchaser receives a credit against the Purchase Price in the amount of such special assessment applicable to the period of time prior to the Initial Funding Date.

                  (vii) All alterations, installations, decorations and other tenant improvement work required to be performed prior to the Initial Funding Date by the landlord under the Anchor Leases and all tenant improvement allowances and other concessions which the landlord under the Anchor Leases is obligated to pay to tenants of the Property prior to the Initial Funding Date, including, without limitation, the allowances, matters and costs described on Exhibit C attached hereto, have been, or by the Initial Funding Date will be, completed and are, or by the Initial Funding Date will be, paid in full by Seller. At the Initial Funding, Seller shall deliver into escrow, if necessary, the aggregate amount of all alterations, installations,

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            decorations and other tenant improvement work required to be performed by the landlord under the Anchor Leases after the Initial Funding Date and all tenant improvement allowances and other concessions which the landlord under the Leases is obligated to pay to tenants after the Initial Funding Date, including, without limitation, those costs described on Exhibit C attached hereto.

                  (viii) All leasing commissions, fees and/or other compensation due any broker or other person or party with respect to any of the Anchor Leases and due and payable on or before the Initial Funding Date shall be paid in full by Seller prior to the Initial Funding. Seller shall escrow at the Initial Funding all leasing commissions, fees and/or other compensation relating to the initial term of any Anchor Lease that shall or may become due and payable after the Initial Funding Date.

                  (ix) Payments under any Contracts which are assigned to Purchaser.

                  (x) The amount of all unapplied rental security deposits pursuant to the Leases (including the Shops Leases), including all interest charges required by law or other agreement to be paid thereon, shall be credited to Purchaser.

                  (xi)    Other items customarily prorated.

            (d) The items set forth below in this subsection (d) shall be prorated and apportioned, without duplication, as of 11:59 p.m. of the day immediately preceding the Additional Funding Date. If, on the Additional Funding Date, Purchaser is entitled to a net credit as a consequence of prorations or adjustments pursuant to this subsection (d), the net credit shall be offset against the Additional Funding Amount. The items to be prorated and, in certain instances, the method for determining such prorations are as follows:

                  (i) All rent and other amounts due and payable (regardless of whether collected) under the Shops Leases and the Vacant Space Lease for the calendar month in which the Additional Funding occurs shall be prorated, on a per diem basis, as of 11:59 p.m. of the day immediately preceding the Additional Funding Date, with Purchaser receiving a credit in an amount equal to the product of (1) the per diem amount of such rent and other charges, and (2) the number of days from and including the Additional Funding Date until the last day of the month in which the Additional Funding occurs. Rents and other sums in arrears will not be credited to Seller, but will be paid to Seller by Purchaser if, as and when collected by Purchaser; provided, however, that Purchaser shall have no affirmative obligation to collect such delinquent rent or other sums in arrears for the benefit of Seller but shall reasonably cooperate with Seller, at Seller's cost and expense, in its efforts to collect such sums. In no event, however, shall Purchaser or any affiliate of Purchaser have any obligation to file suit or seek eviction for or on account of any such delinquent rent or other sums in arrears. Notwithstanding the foregoing, the first monies received after the Additional Funding by Purchaser from each tenant under any Shops Lease or the Vacant Space Lease that is in arrears at the Additional Funding as to rent or other charges shall be applied (1) first to current rent and other charges and obligations of such tenant arising from and after the Additional Funding Date, and (2) then to rent or other charges that were in arrears as of the Additional Funding Date. Purchaser shall promptly remit to Seller, and Seller shall promptly remit to Purchaser, all sums received after the Additional Funding from tenants under the Shops Leases and the Vacant Space Lease to which the other party is entitled pursuant to the provisions hereof. Nothing contained herein shall limit Seller's right to take all legal action (except eviction or distrait) necessary against any tenants that are delinquent in the payment of rent prior to the Additional Funding.

                  (ii) Percentage rent, if any, payable under each Shops Lease and the Vacant Space Lease for the percentage rent year, or other applicable time period, in which the

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            Additional Funding occurs, shall be prorated as of 11:59 p.m. of the day immediately preceding the Additional Funding Date on a per diem basis as and when such percentage rent is collected.

                  (iii) In the event that (i) certain (if not all) of the Shops Leases and the Vacant Space Lease contain tenant obligations to pay for CAM Charges, and (ii) Tenants that are obligated to reimburse for CAM Charges pay Monthly CAM Reimbursement Payments during each calendar year, then all Monthly CAM Reimbursement Payments due and payable (regardless of whether collected) under the Shops Leases and the Vacant Space Lease for the calendar month in which the Additional Funding occurs shall be pro-rated between Seller and Purchaser, on a per diem basis, with Seller providing a credit to Purchaser on the Additional Funding Date for its share of those Monthly CAM Reimbursement Payments due and payable (regardless of whether collected) for the month in which the Additional Funding occurs based on the number of days from and including the Additional Funding Date to the end of such month.

                  (iv) With respect to the period from the commencement date under each of the Shops Leases and the Vacant Space Lease to the Additional Funding Date, Seller and Purchaser shall work together in good faith after the Additional Funding to compare on a tenant-by-tenant basis with respect to the Shops Leases and the Vacant Space Lease the actual CAM Charges incurred by Seller with respect to such tenant and the actual Monthly CAM Reimbursement Payments received by Seller from such tenant up to the Additional Funding Date. By no later than sixty (60) days after the Additional Funding Date, Seller and Purchaser shall mutually agree upon and sign a Reconciliation for the foregoing. If a Reconciliation with respect to a tenant under a Shops Lease and/or the Vacant Space Lease shows that Seller has received more Monthly CAM Reimbursement Payments than CAM Charges have been incurred over such time period, then Seller shall pay to Purchaser any such overage within thirty
            (30) days after Seller and Purchaser have signed the Reconciliation schedule, at which time Purchaser shall then be responsible for reimbursing any tenant for any overages for their Monthly CAM Reimbursement Payments incurred for calendar years 2004 (if Seller and such tenants have not reconciled CAM Charges for calendar year
            2004) and, if applicable, 2005. Additionally, if, after Purchaser and the tenants under the Shops Leases and the Vacant Space Lease have reconciled CAM Charges for calendar years 2004 and, if applicable, 2005, it is determined that any such tenants are due amounts in excess of the amounts determined by Seller and Purchaser as provided above, then Seller, within thirty (30) days, shall pay such excess to Purchaser. In the event that the Reconciliation schedule shows any cases where Seller has incurred a greater amount in CAM Charges than Monthly CAM Reimbursement Payments received for any tenant under a Shops Lease or the Vacant Space Lease, then any amounts received by Purchaser from the applicable tenants with respect to such overpayment by Seller shall be applied (1) first to current rent and other charges and obligations of such tenant arising from and after the Additional Funding Date, and (2) then paid to Seller. Seller and Purchaser agree to cooperate with each other in connection with the reconciliation of percentage rent, CAM Charges and other charges passed through to tenants under the Anchor Leases for calendar years 2004 and, if applicable, 2005.

                  (v) From and after the Initial Funding Date, Purchaser shall (a) be responsible for the operation, management, repair and maintenance of the Property (but not for any build out of the Shops Space and/or the Vacant Space), and the payment of any and all real estate taxes and insurance premiums relating thereto, and (b) be the party to whom any and all rent and other charges payable under the Leases and the Vacant Space Lease (including the Shops Leases) shall be paid. Notwithstanding the foregoing, Seller shall be obligated to reimburse Purchaser for the following costs, expenses and disbursements (collectively, "Seller's Costs"): (a) one hundred percent (100%) of all reasonable costs, expenses and disbursements actually paid or incurred by Purchaser (or its assignee, nominee or designee) on account of and solely relating to the maintenance, operation and/or repair of the Shops Parcel and any buildings and other structures thereon; (b) Seller's pro rata share (hereinafter defined) of any and all reasonable costs, expenses and disbursements of any kind and nature actually paid or incurred by Purchaser (or its assignee, nominee or designee) on account of and relating to the maintenance, operation and repair of the Property as a whole and any buildings and other structures thereon and any commons areas thereof (i.e., so-called common area maintenance expenses); (c) Seller's pro rata share of any and all real estate taxes levied and assessed against the Property; and (d) Seller's pro rata share of any and all reasonable premiums and costs actually incurred or paid by Purchaser (or its assignee, nominee or designee) on account of any insurance coverage procured and maintained by Purchaser (or its assignee, nominee or designee) with respect to the Property. For the purposes hereof, Seller's pro rata share shall mean a fraction, the numerator of which shall be the net rentable area of all buildings located on the Shops Parcel, and the denominator of which shall be the net rentable area of all buildings located on the Property. Purchaser shall invoice Seller monthly with respect to the amount of Seller's Costs incurred by Purchaser (or its assignee, nominee or designee) for which Purchaser has not received reimbursement. Seller shall pay such invoice within thirty (30) days after receipt thereof. Any and all monthly rent and other amounts collected by Purchaser (or its assignee, nominee or designee) from and after the Initial Funding Date under the Shops Leases and the Vacant Space Lease shall be (i) first applied to reimbursement of any of Seller's Costs accrued, due and payable, and unpaid as of receipt of such rent, and (ii) then paid to Seller. At the Additional Funding, Purchaser shall receive a credit against the Additional Funding Amount in an amount equal to any accrued, due and payable, and unpaid Seller's Costs for which Purchaser (or its assignee, nominee or designee) shall not have received full reimbursement. From and after the Additional Funding Date (i) Purchaser shall retain, and Seller shall not be entitled to receive, any and all rent and other charges payable under the Shops Leases and/or the Vacant Space Lease, and (ii) Seller shall not be obligated to reimburse Purchaser for any Seller's Costs first arising and accruing from and after such date.

                  (vi) All alterations, installations, decorations and other tenant improvement work required to be performed prior to the Additional Funding Date by the landlord under the Shops Leases and/or the Vacant Space Lease, and all tenant improvement allowances and other concessions which the landlord under the Shops Leases and the Vacant Space Lease is obligated to pay to tenants of the Property prior to the Additional Funding Date, including, without limitation, the allowances, matters and costs described on Exhibit C attached hereto, have been, or by the Additional Funding Date will be, completed by Seller and are, or by the Additional Funding Date will be, paid in full by Seller. At the Additional Funding, Seller shall deliver into escrow, if necessary, the aggregate amount of all alterations, installations, decorations and other tenant improvement work required to be performed by the landlord under the Shops Leases and the Vacant Space Lease after the Additional Funding Date and all tenant improvement allowances and other concessions which the landlord under the Shops Leases and the Vacant Space Lease is obligated to pay to tenants after the Additional Funding Date, including, without limitation, those costs described on Exhibit C attached hereto.

                  (vii) All leasing commissions, fees and/or other compensation due any broker or other person or party with respect to any of the Shops Leases and the Vacant Space Lease due and payable on or before the Additional Funding Date shall be paid in full by Seller prior to the Additional Funding. Seller shall escrow on the Additional Funding Date any and all leasing commissions, fees and/or other compensation relating to the initial term of any Shops Lease and/or Vacant Space Lease that shall or may become due and payable after the Additional Funding Date.

                  (viii) The amount of all unapplied rental security deposits pursuant to the Vacant Space Lease, including all interest charges required by law or other agreement to be paid thereon, shall be credited to Purchaser.

                  (ix)    Other items customarily prorated.

            (e) On each Funding Date, Seller and Purchaser shall jointly prepare a preliminary closing statement (the "Preliminary Closing Statement") on the basis of the Leases, assigned Contracts, real estate taxes and other sources of income and expense for the month in which the applicable Funding occurs (including CAM Charges), and other items and matters referenced in subsections (c) and (d) above, and shall deliver such Preliminary Closing Statement to the Title Insurer on or prior to the applicable Funding Date. The Preliminary Closing Statement and the apportionments and/or prorations reflected therein shall be based upon actual figures to the extent available. If any of the apportionments and/or prorations cannot be calculated accurately based on actual figures on the applicable Funding Date, then the same shall be calculated based on Seller's and Purchaser's good faith estimates thereof (other than with respect to determination of real estate taxes which shall be prorated based upon 105% of such good faith estimates as provided above). Once such actual figures are known, Seller and Purchaser shall re-prorate such items.

            (f) If there is an error on any Preliminary Closing Statement discovered within one (1) year after the Funding Date related thereto, or, if after the actual figures are available as to any items that were estimated on the Preliminary Closing Statement (including, without limitation, real estate taxes that were prorated as provided above), it is determined that any actual proration or apportionment pursuant to the terms of this Agreement varies from the amount thereof reflected on the Preliminary Closing Statement, then the proration or apportionment shall be adjusted based on the actual figures within sixty (60) days after discovery of such error or determination of such actual figures, as the case may be. Seller and Purchaser agree that the reproration of real estate taxes for a particular real estate tax year shall not occur until all final bills for such tax year have been issued. Upon issuance of such final tax bills, the amount of such bill for which Seller shall be responsible shall be the amount of such final tax bill, multiplied by a fraction, the numerator of which shall be the number of days during such tax year that Seller owned the Property, and the denominator of which shall be 366; and the amount of such bill for which Purchaser shall be responsible shall be the amount of such final tax bill, multiplied by a fraction, the numerator of which shall be the number of days during such tax year that Purchaser owned the Property, and the denominator of which shall be 366. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.

            (g) The provisions of this Section 4.2 shall survive the Fundings and delivery of the Deed.

     4.3 NO ASSUMPTION OF LIABILITIES. Except as for the Leases, any assumed Contracts and as expressly set forth in this Agreement, and except for matters for which prorations have been provided for herein, Purchaser shall not assume any contracts, agreements, orders, liabilities or obligations of Seller, whether with respect to the Property or otherwise.

     4.4 ESCROW. Within three (3) business days following the Effective Date, the parties, through their respective attorneys, shall establish a modified joint order escrow with the Title Insurer, as escrow agent, through which the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "Deposit") will be made, held and disbursed as earnest money under this Agreement. Purchaser shall cause the Deposit to be deposited in said escrow. Purchaser shall direct the Title Insurer to invest the Deposit in accounts or securities permitted by the Title Insurer at the highest available rate of interest, which interest shall be paid to Purchaser. The escrow instructions shall be in the form customarily used by the Title Insurer. Upon expiration of the Due Diligence Period, and provided that Purchaser has not elected to terminate this Agreement prior to the expiration of the Due Diligence Period pursuant to Section 8.1(a) below, the Deposit shall be non-refundable, except in the event of a termination of this Agreement by Purchaser pursuant to any of Section 4.1 above or Sections 6.1, 6.2, 8.l(b), 8.1(c), 9.1, 11.9 or 11.10 below. Said escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into or in any manner superseded by said escrow. Additionally, each Funding contemplated by this Agreement shall occur pursuant to a customary closing escrow through the Title Insurer. The escrow costs and fees shall be equally divided between Purchaser and Seller. The Title Insurer shall file, unless otherwise directed by Purchaser, with the Internal Revenue Service the information return (Form 1099B) required by Section 6045(e) of the Internal Revenue Code and any regulations issued pursuant thereto. Seller and Purchaser acknowledge and agree that the Deposit also constitutes earnest money under the Phase II Purchase Agreement (as defined in Section 11.9 below). As such, Seller and Purchaser agree that, upon the Initial Funding, the Deposit shall no longer constitute earnest money under this Agreement and shall apply solely to the transaction contemplated by the Phase II Purchase Agreement and shall be held pursuant to and in accordance with the terms and provisions of the Phase II Purchase Agreement.

     4.5    CLOSING.

            (a) The sale and transfer of the Property as contemplated by this Agreement shall occur at 10:00 a.m., Chicago time, on the Initial Funding Date (provided Purchaser or Seller have not terminated this Agreement pursuant to the terms hereof) at the offices of the Title Insurer, or on such other date, time and place as the parties may mutually agree.

            (b) On the Initial Funding Date, Seller shall deposit with the Title Insurer, as closing escrowee, the following:

                  (i) An original, recordable Limited Warranty Deed conveying fee simple title to the entire Real Property to Purchaser (or Purchaser's assignee, nominee or designee), subject only to Permitted Title Exceptions and the rights of the tenants under the Leases (the "Deed"), executed and notarized by Seller;

                  (ii) Four (4) counterpart original Assignments and Assumptions of Contracts, Licenses and Intangible Personal Property in the form attached hereto as Exhibit H, executed by Seller (the "General Assignment"). If any Contract or License is not freely assignable, then Seller shall also use commercially reasonable efforts to deliver to Purchaser evidence of all required consents to and approvals of such assignment, together with evidence of payment of any and all assignment fees and costs;

                  (iii) Four (4) counterpart original Assignments and Assumptions of Leases in the form attached hereto as Exhibit I, executed by Seller (the "Assignment of Leases");

                  (iv) Two (2) original Bills of Sale in the form attached hereto as Exhibit J, executed by Seller;

                  (v) An updated, current rent roll relating to the Property and disclosing all of the matters included in Exhibit C hereto, certified by Seller as being true, correct and complete in all material respects as of the Initial Funding Date;

                  (vi) Executed originals of all Leases, Contracts and Licenses assigned to Purchaser pursuant to Section 4.5(b)(ii) and
            (iii) above (or where originals are unavailable, copies duly certified by Seller as being true, correct and complete copies of the originals);

                  (vii) Executed, original letters to all tenants of the Property advising that the Property has been sold to Purchaser or Purchaser's assignee, nominee or designee, as the case may be, and directing payment of rents and other amounts in accordance with the directions of Purchaser and changing the landlord's address for notice purposes under the Leases;

                  (viii) To the extent in Seller's possession or control (or readily available to Seller), certificates of insurance for all policies of insurance required to be carried by the tenants of the Property under the Leases.

                  (ix) Two (2) original Seller's certificates dated as of the Initial Funding Date confirming that all of the representations and warranties of Seller contained in Article 7 and Sections 4.6, 5.1 and 11.9 of this Agreement are true and correct as of the Initial Funding Date;

                  (x) An Owner's Affidavit, GAP Indemnity and other affidavits in form and substance reasonably required by the Title Insurer;

                  (xi)    An original waiver of lien executed by the Broker;

                  (xii) Evidence satisfactory to Purchaser of termination of any Contracts not assumed pursuant to Section 8.1(a), and all other agreements and employees as provided in Sections 4.6 and 8.1(a) below;

                  (xiii) A final, unqualified certificate of occupancy issued by the appropriate governmental authorities authorizing use of the Real Property as the same is presently used and for all tenant spaces in which tenants are open and operating (and, if and to the extent issued, final, unqualified certificates of occupancy for the base building for any vacant portions of the Property);

                  (xiv) All keys, security cards, keycard passes and entrance cards in Seller's possession or control (or readily available to Seller) for the Property;

                  (xv) Assignments of any and all warranties and guaranties (including copies of any required consents to such assignments and evidence of payment of any fees in connection with such assignments) from any and all manufacturers or installers of furniture, fixtures and/or equipment relating to the Property and owned by Seller and all warranties and guaranties (including copies of any required consents to such assignments and evidence of payment of any fees in connection with such assignments) received by Seller in connection with any work or service performed or equipment installed in the construction, repair, maintenance and/or replacement of the Property or any portion thereof, including, without limitation, the construction warranties provided by the general contractor and any subcontractors of any tier;

                  (xvi) An executed Affidavit in the form attached hereto as Exhibit E, or a qualifying statement from the U.S. Treasury Department that the transaction is exempt from the withholding tax requirement imposed by Section 1445A of the Internal Revenue Code and the rules and regulations promulgated thereunder;

                  (xvii) All books, operating manuals, tenant files and correspondence and other materials relating to the Property in Seller's possession or control (or readily available to Seller) requested by Purchaser;

                  (xviii) To the extent not delivered to Purchaser prior to the
            Initial Funding Date, and to the extent in Seller's possession or control (or readily available to Seller), originals of all (a) as-built plans and specifications, surveys, site plans, engineering plans and studies, utility plans and development plans related to the Property and the development and construction thereof, (b) all guaranties and warranties, if any, issued and relating to the development and construction of the Property (including, without limitation, construction warranties provided by the general contractor and any subcontractors of any tier), and (c) all governmental licenses and permits, if any, issued and relating to the development and construction of the Property (including, without limitation, base building and tenant space certificates of occupancy);

                  (xix) If and to the extent required by Purchaser prior to the expiration of the Due Diligence Period, Seller will use commercially reasonable efforts to provide Purchaser with estoppel certificates from all parties to any operating agreements, reciprocal easement agreements and/or similar agreements encumbering title to the Property confirming the terms of the operating agreements, reciprocal easement agreements and/or such other agreements, and confirming that there exist no defaults under such documents and no event or circumstance has occurred that, with the giving of notice or passage of time, could result in a default under such documents, which estoppel certificates shall be certified to Purchaser and its nominee, assignee and/or the entities designated by Purchaser as taking title to the Property and Purchaser's lender (and their respective successors and assigns), if any;

                  (xx) An affidavit, executed by Seller, given in conjunction with the sale of real estate pursuant to SC Code Section 12-8-580 (and related Revenue Rulings and Advisory Bulletins), a form of which affidavit is attached hereto as Exhibit K and made a part hereof. If, pursuant to such affidavit, Seller does not establish that it is exempt from withholding under SC Code Section 12-8-580 (and the related Revenue Rulings and Advisory Bulletins), then Purchaser shall withhold and forward to the South Carolina Department of Revenue a portion of the Purchase Price in an amount sufficient to fully satisfy and discharge Purchaser's withholding obligations under SC Code Section 12-8-580 and SC Revenue Advisory Bulletin #02-6;

                  (xxi) The cooperation letter and audit representation letter, executed by Seller, attached hereto as Exhibit L; and

                  (xxii) Such other documents, instruments, certifications and confirmations as may be reasonably required by Purchaser and/or the Title Insurer to fully effect and consummate the transactions contemplated hereby to be effected and consummated on the Initial Funding Date.

            (c) On the Initial Funding Date, Purchaser shall deposit the following with the Title Insurer, as closing escrowee:

                  (i) The Purchase Price payable pursuant to Section 3.1 above;

                  (ii) Four (4) counterpart originals of the General Assignment executed by Purchaser or its nominee;

                  (iii) Four (4) counterpart originals of the Assignment of Leases executed by Purchaser or its nominee; and

                  (iv) Such other documents, instruments, certifications and confirmations as may be reasonably required by Seller and the Title Insurer to fully effect and consummate the transaction contemplated hereby to be effected and consummated on the Initial Funding Date.

            (d) On the Additional Funding Date, Seller shall deposit with the Title Insurer, as closing escrowee, the following:

                  (i)     The executed, original Vacant Space Lease;

                  (ii)    Intentionally Deleted.

                  (iii) An Owner's Affidavit, GAP Indemnity and other affidavits in form and substance if and to the extent reasonably required by the Title Insurer;

                  (iv) To the extent not delivered as of the Initial Funding, a final, unqualified certificate of occupancy issued by the appropriate governmental authorities authorizing use of the Real Property as the same is presently used and for all tenant spaces in which tenants are open and operating (which shall include certificates of occupancy if in Seller's possession or control (or readily available to Seller) for all tenant spaces under the Shops Leases and the Vacant Space Lease);

                  (v) To the extent not delivered as of the Initial Funding, assignments of any and all warranties and guaranties (including copies of any required consents to such assignments and evidence of payment of any fees in connection with such assignments) from any and all manufacturers or installers of furniture, fixtures and/or equipment relating to the Shops Parcel and owned by Seller and all warranties and guaranties (including copies of any required consents to such assignments and evidence of payment of any fees in connection with such assignments) received by Seller in connection with any work or service performed or equipment installed in the construction, repair, maintenance and/or replacement of the Shops Parcel or any portion thereof, including, without limitation, the construction warranties provided by the general contractor and any subcontractors of any tier;

                  (vi) To the extent not delivered to Purchaser prior to the Initial Funding Date, and to the extent in the possession or control (or readily available to Seller) of Seller, originals of all (a) as-built plans and specifications, surveys, site plans, engineering plans and studies, utility plans and development plans related to the Shops Parcel and the development and construction thereof, (b) all guaranties and warranties, if any, issued and relating to the development and construction of the Shops Parcel (including, without limitation, construction warranties provided by the general contractor and any subcontractors of any tier), and (c) all governmental licenses and permits, if any, issued and relating to the development and construction of the Shops Parcel (including, without limitation, base building and tenant space certificates of occupancy); and

                  (vii) Such other documents, instruments, certifications and confirmations as may be reasonably required by Purchaser and/or the Title Insurer to fully effect and consummate the transactions contemplated hereby to be effected and consummated on the Additional Funding Date.

            (e) On the Additional Funding Date, Purchaser shall deposit with the Title Insurer, as closing escrowee,

                  (i)     The Additional Funding Amount payable pursuant to
            Section 3.2 above; and

                  (ii) Such other documents, instruments, certifications and confirmations as may be reasonably required by Seller and the Title Insurer to fully effect and consummate the transaction contemplated hereby to be effected and consummated on the Additional Funding Date.

            (f) On each Funding Date, Seller and Purchaser shall jointly deposit in the escrow or deliver to each other four (4) executed Preliminary Closing Statements and certificates or declarations complying with the provisions of state, county and local law applicable to the determination of documentary and transfer taxes for the applicable Funding.

            (g) To the extent not attached hereto, all documents of conveyance to be furnished by the parties pursuant hereto shall be in form, execution and substance reasonably satisfactory to Seller, Purchaser and their respective counsels.

     4.6 LEASING COMMISSIONS, MANAGEMENT FEES AND EMPLOYEES. On the Initial Funding Date, Seller shall deliver evidence reasonably satisfactory to Purchaser that all property managers and/or leasing brokers relating to the Property have been terminated and paid all commissions or fees due for all services rendered as of the Initial Funding Date. On the Initial Funding Date, Seller shall also terminate and satisfy all obligations to all employees employed by Seller in the operation of the Property. Seller represents and warrants that, to Seller's actual knowledge, no unpaid leasing fee or commission is due any party in connection with the Leases.

                                    ARTICLE 5

                                    BROKERAGE

     5.1 BROKERAGE. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby other than CB Richard Ellis ("Broker"), whose commission shall be paid by Seller pursuant to a separate agreement. Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation (including, without limitation, Broker) claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder (other than Broker) in respect to the transaction contemplated hereby, and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation (other than Broker) claiming to have been engaged by Purchaser.

                                    ARTICLE 6

                       DESTRUCTION, DAMAGE OR CONDEMNATION

     6.1 DESTRUCTION OR DAMAGE. If, subsequent to the date hereof and prior to the Initial Funding Date, all or any material portion of the Property shall be destroyed or damaged by one or more incidents of vandalism, fire and/or other casualty, whether or not covered by insurance, Seller shall immediately give Purchaser notice of such occurrence. If such damage or destruction shall affect all or a material portion of the Property, or shall give any tenant of the Property the right to temporarily or permanently abate or reduce the amount of rent payable under its Lease, or shall give any tenant of the Property the right to terminate its Lease in whole or in part, then Purchaser, within five (5) business days after receipt of such notice from Seller, may elect to either (a) terminate this Agreement, in which event the Deposit, and any interest thereon, shall be returned forthwith to Purchaser, all obligations of the parties hereunder shall cease and this Agreement shall have no further force and effect, or (b) close the transaction contemplated hereby as scheduled (except that if the Initial Funding Date is less than five (5) business days following Purchaser's receipt of such notice, then the Initial Funding shall be delayed until Purchaser makes such election), in which event Purchaser shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and Seller shall assign and/or pay to Purchaser at the Initial Funding all insurance proceeds collected or claimed (and all of Seller's right to collect and claim insurance proceeds) with respect to said loss or damage, except that any loss of rent or business interruption awards shall be prorated as of the date of Initial Funding, If such damage or destruction does not affect a material portion of the Property, does not give rise to any abatement of rent under any Lease, and does not give any tenant of the Property the right to terminate the Lease in whole or in part, then Purchaser shall not have the right to terminate this Agreement, however, Purchaser shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and Seller shall assign and/or pay to Purchaser at the Initial Funding all insurance proceeds collected or claimed (and all of Seller's right to collect and claim insurance proceeds) with respect to said loss or damage, except that any loss of rent or business interruption awards shall be prorated as of the date of Initial Funding. Seller shall be responsible to pay any deductible or self insured amount relating to any damage or destruction. For the purpose of this Section 6.1 only, damage to the Property shall be deemed material if the estimated cost (as determined by Purchaser's contractor, engineer or architect) of the repair of such damage exceeds $200,000; provided, however, that such threshold is merely an example of a material damage and does not constitute all matters that may be deemed material.

     6.2. CONDEMNATION. If, subsequent to the date hereof and prior to the Initial Funding Date, Seller has actual knowledge of any proceeding (judicial, administrative or otherwise) which shall relate to the proposed taking of any portion of the Real Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any right of access to the Real Property, is threatened, instituted or commenced, Seller shall promptly deliver notice thereof to Purchaser. In the event such proceeding relates to the proposed condemnation or taking of a "substantial" portion of the Real Property, Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within five (5) business days after actual receipt of written notification from Seller of any such occurrence or occurrences. Purchaser's failure to give such notice within such five (5) business day period shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence or occurrences of which it has received notice, and Purchaser shall be credited with or be assigned all Seller's right to any proceeds therefrom at the Initial Funding. Should Purchaser elect to so terminate this Agreement, the Deposit plus any interest thereon shall be returned forthwith to Purchaser, and thereupon the parties hereto shall be released from any and all further obligations hereunder. If the Initial Funding Date is less than five (5) business days following the last day on which Purchaser is entitled to elect to terminate this Agreement, then the Initial Funding shall be delayed until Purchaser makes such election. Notwithstanding the foregoing, if such proceeding by way of condemnation or eminent domain shall not be "substantial," Purchaser shall not have the right to terminate this Agreement, but shall be credited with all amounts paid to Seller or be assigned all Seller's right to any proceeds therefrom at the Initial Funding. A taking or condemnation of the Property shall be deemed "substantial" if any one or more of the following shall be true: (i) such taking or condemnation relates to the taking or closing of any right of access to the Real Property, (ii) such taking or condemnation involves more than the equivalent of Two Hundred Thousand Dollars ($200,000) in value, (iii) such taking or condemnation gives any tenant of the Property the right to cause the termination of its Lease in whole or in part, (iv) [intentionally omitted], or (v) such taking or condemnation gives any tenant of the Property the right to temporarily or permanently abate or reduce the amount of rent payable under its Lease. The foregoing constitute only examples of a "substantial" taking or condemnation, and are not intended to be, and shall not be, exhaustive of all instances that may constitute a "substantial" taking or condemnation.

                                   ARTICLE 7

                     COVENANTS, REPRESENTATIONS, WARRANTIES

     7.1    AFFIRMATIVE COVENANTS OF SELLER.

            (a) From the Effective Date until the Initial Funding Date or earlier termination of this Agreement, Seller, at Seller's sole cost and expense, shall (i) maintain or cause to be maintained the Property free from waste and neglect and in as good order and repair as of the Effective Date, (ii) keep and perform or cause to be performed all obligations of the lessor under the Leases and all obligations of the Property owner or its agents under the Contracts and Licenses and as required under any Legal Requirements, and (iii) maintain or cause to be maintained in full force and effect liability, casualty and other insurance (including, without limitation, workers' compensation and "builder's risk" to the extent in place as of the date of this Agreement) upon and in respect to the Property against such hazards and in such amounts as are currently maintained and as may be required to be maintained under any Leases. Subject to Funding and Sections 6.1 and 6.2 hereof, on the Initial Funding Date, Seller shall tender possession of the Property to Purchaser in the same condition the Property was in when last inspected by Purchaser, except for ordinary wear and tear, casualty loss and condemnation (provided Purchaser shall not elect to terminate this Agreement pursuant to Sections 6.1 or 6.2 as a result of such casualty loss or condemnation).

            (b) From the date of this Agreement to the Initial Funding Date or earlier termination of this Agreement, Seller shall operate and manage the Property in the same manner as it has been operated and managed heretofore, provided, however, that during said period, without the prior written consent of Purchaser, Seller shall not do, suffer or permit, or agree to do, any of the following:

                  (i)     [intentionally deleted];

                  (ii) except for Leases entered into after the date of this Agreement with respect to which Purchaser has granted its approval (not to be unreasonably withheld), sell, encumber, create or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will materially diminish or otherwise adversely affect Purchaser's interest under this Agreement or in or to the Property or which will prevent or adversely affect Seller's full performance of its obligations hereunder;

                  (iii) excluding contracts necessary for the completion of construction in connection with the Property, enter into, amend, waive or diminish any rights under, or terminate or extend, any contract or agreement (including, without limitation, the Contracts) relating to the Property or any lease, licenses or other occupancy agreements (including, without limitation, the Leases) relating to the Property. Seller covenants and agrees that (1) any and all obligations and liabilities of Seller under and pursuant to any contracts necessary for the completion of construction of the Anchor Parcel shall, on or prior to the Initial Funding Date, be fully performed and all amounts due or that may become due thereunder shall be paid in full, and (2) any and all obligations and liabilities of Seller under and pursuant to any contracts necessary for the completion of construction of the Shops Parcel shall, on or prior to the Additional Funding Date, be fully performed and all amounts due or that may become due thereunder shall be paid in full; or

                  (iv) remove from the Property any of the fixtures thereon or any of the Tangible Personal Property.

            (c) Seller shall deliver to Purchaser, not later than ten (10) days following the date of this Agreement, true, correct and complete copies of all items and materials listed on Purchaser's Due Diligence Checklist attached hereto as Exhibit N to the extent such items are in Seller's actual possession or control (or readily available to Seller). It is understood by Purchaser that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information delivered to Purchaser pursuant to this Section or contained in Seller's files which were not prepared by Seller, including, without limitation, any environmental audit or report prepared by a third party consultant.

            (d) From the date of this Agreement to the Initial Funding Date, Purchaser may order an environmental report (i.e., a Phase I) to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Report") and an MAI appraisal of the Property prepared by a firm selected by Purchaser (the "Appraisal") provided, however, that (i) Purchaser may not order or conduct any invasive testing, drilling, boring, or environmental testing of the Property beyond a Phase I assessment without the prior written approval of Seller, which approval shall not be unreasonably withheld but may be conditioned upon such precautions as Seller reasonably deems advisable to protect itself and the Property, and
     (ii) Purchaser and its representatives shall use commercially reasonable efforts to minimize interference with the use, occupancy, or enjoyment of the Property by any Tenant or its employees, contractors, customers or guests.

            (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Initial Funding Date which would make any of the representations or warranties of Seller contained in this Agreement not true in any material respect.

            (f) Seller shall promptly deliver to Purchaser any and all notices and/or other written communications in connection with the Property delivered to or received from (i) any tenant of the Property, (ii) any party under any of the Contracts and/or the Licenses, and (iii) any governmental authority. Seller shall deliver to Purchaser prompt notice of the conduct or occurrence of any inspections of the Property by any governmental authority.

            (g) Seller shall complete, construct and perform, prior to the Additional Funding Date, any and all tenant improvement work and tenant build out required to be performed by the landlord under any of the Shops Leases and/or the Vacant Space Lease.

     7.2 REPRESENTATIONS AND WARRANTIES OF AND INDEMNITY BY SELLER. Seller hereby represents and warrants to Purchaser on and as of the date hereof and on and as of the Initial Funding Date as follows:

            (a) Exhibit C lists all Leases currently in effect with respect to the Property. The Leases have not been amended or modified in any manner, except as set forth on Exhibit C hereto, and there exist no agreements (other than the Leases) between the landlord under the Leases and the tenants under the Leases. To Seller's knowledge, the Leases are in good standing and in full force and effect, and no rights or interests of the landlord thereunder have been diminished, waived or released. Except as set forth on Exhibit C, all of landlord's obligations under the Leases, including the obligation to finish or refinish space to the specifications provided in the Leases for such tenant's initial occupancy and/or to provide or fund any tenant improvement allowance or other concession for such tenant's initial occupancy, have been satisfied. No rent or other amounts due under the Leases have been paid more than one (1) month in advance except as set forth on Exhibit C. To Seller's knowledge, neither the landlord nor any tenants under the Leases are in default under the Leases. Except as set forth in the Leases, the tenants under the Leases are not entitled to any rent abatement, free rent period or other future tenant improvement allowance or concession. Except as set forth on Exhibit C hereto, there are no commissions, leasing fees or other compensation now due or payable. Except as set forth on Exhibit C hereto, no security deposits have been paid or posted by the tenants under the Leases.

            (b) Exhibit B is a true, correct and complete copy list of all Contracts and amendments and modifications thereof relating to the Property and/or binding upon the Property owner. The Contracts have not been amended or modified, except as set forth on Exhibit B hereto. To Seller's actual knowledge, there are no defaults under any of the Contracts and all of the Contracts are in good standing and in full force and effect. Except for the Leases and the Contracts, there are no agreements with any third party relating to the Property or binding upon the Property owner. Seller represents and agrees that, to Seller's actual knowledge, except for any tenant build out and tenant improvement work under the Shops Leases and the Vacant Space Lease, for which Seller is obligated to complete as provided in Section 7.l(g) above, any and all work to be performed and payments to be made under any contracts or agreements relating to the development and construction of the Property shall be fully performed and paid prior to the Initial Funding Date.

            (c) Exhibit D is an accurate description of each of the Licenses currently in effect and required for the ownership, use and operation of the Property. To Seller's actual knowledge, Seller has procured and obtained any and all required permits, variances, approvals and other Licenses relating to the development and construction of the Property. To Seller's actual knowledge, each of the Licenses is in full force and effect and in good standing, and neither Seller nor any agent or employee of Seller has received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification.

            (d) Seller owns fee simple title to the Real Property free and clear of liens, encumbrances, options and restrictions of every kind and description, except for the Leases, as otherwise shown in the public record, and as may be shown on the Title Commitment. Seller has good and marketable title to the Tangible Personal Property and each item thereof free and clear of liens, security interests, encumbrances and restrictions of every kind and description except for the Leases, as otherwise shown in the public record, and as may be shown on the Title Commitment. Seller owns all of the landlord's interest in the Leases and the Property owner's interests in the Contracts, the Licenses and the Intangible Personal Property, subject to any matters shown in the public record and as may be shown on the Title Commitment. The interest of Seller in the Contracts, Leases, Licenses and Intangible Personal Property is free and clear of all encumbrances and has not been assigned to any other person, except as reflected in the Leases, as otherwise shown in the public record, and as may be shown in the Title Commitment.

            (e) Except for Seller, the tenants under the Leases, as otherwise shown in the public record, and as may be shown in the Title Commitment, there are no persons or parties in possession or occupancy of the Real Property or any part thereof, nor are there any persons or parties who have any possessory rights in respect to the Real Property or any part thereof. Seller has not granted any person or party any right or option to purchase, acquire, ground lease or master lease the Property or any portion thereof except as set forth in the Leases, as otherwise shown in the public record, and as may be shown in the Title Commitment.

            (f) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefore have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms. To Seller's actual knowledge, neither the entering into of this Agreement nor the conveyance of the Property by Seller will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation by Seller of any applicable law, order, rule or regulation of any governmental authority. To Seller's actual knowledge, there is no action, suit, litigation, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality, against Seller or the Property or to Seller's actual knowledge, threatened against Seller or the Property which (a) would prevent the conveyance of the Property by Seller, (b) would become a cloud on the title to the Property or any portion thereof or which questions the validity or enforceability of this Agreement or any action taken by Seller pursuant to this Agreement, or (c) affects the Property. To Seller's actual knowledge, no approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Seller or Seller's performance under this Agreement. No bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, are pending or, to Seller's actual knowledge, threatened against Seller, nor has Seller any intention of filing or commencing any such action or proceeding, and Seller has not made a general assignment for the benefit of creditors.

            (g) To Seller's actual knowledge, the improvements on the Real Property have been constructed and are presently used and operated in compliance with all Licenses, all Legal Requirements and all covenants, easements and restrictions affecting the Property, and all obligations of Seller or the Property with regard to the Legal Requirements, covenants, easements and restrictions have been and are being performed in a proper and timely manner. To Seller's actual knowledge, the interior and exterior structures of the Property are in a good state of repair, free of leaks, structural defects and mold.

            (h) To Seller's actual knowledge, there are no claims, causes of action or other litigation or proceedings pending or threatened in respect to the development, construction, ownership and/or operation of the Property or any part thereof (including, without limitation, disputes with tenants, mortgagees, governmental authorities, utilities, contractors, adjoining land owners and suppliers of goods or services) or otherwise affecting the Property. Seller has not received any notice of any violations of Legal Requirements in respect to the Property which have not been entirely corrected.

            (i) There is no existing, pending or, to Seller's actual knowledge, contemplated, threatened or anticipated (i) condemnation of any part of the Real Property, (ii) widening, change of grade or limitation on use of streets abutting the Real Property (except for U.S. Route 278 and Foreman Hill Road as set forth in Section 11.17 below), (iii) special tax or assessment to be levied against the Real Property, (iv) change in the zoning classification of the Real Property, or (v) change in the tax assessment of the Real Property.

            (j) To Seller's actual knowledge, there are no defects or inadequacies in the Property which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums therefor or create or be likely to create a hazard, excessive maintenance cost or material operating deficiencies.

            (k) Except as identified in the Environmental Report, to Seller's actual knowledge, during Seller's ownership of the Property, (i) no Hazardous Materials have been located on the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property; (ii) no underground storage tanks have been located on the Property; (iii) the Property has not been used as a dump for waste material; and (iv) the Property complies with and at all times has complied with, any applicable governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Materials.

            (1) Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), the transaction contemplated hereby does not constitute a disposition of a U.S. real property interest by a foreign person, and at the Initial Funding no person, including without limitation, Purchaser and its counsel and the Title Company, will be subject to the withholding requirements of Section 1445 of the Code.

            (m)   Seller has no employees.

     7.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller on and as of the date hereof and on and as of the Initial Funding Date that: (a) Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant hereto, and all required action and approvals therefore have been duly taken and obtained; (b) the individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser's behalf and to bind Purchaser thereto; (c) this Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms; (d) this Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms; (e) to Purchaser's actual knowledge, the entering into of this Agreement by Purchaser will not constitute or result in a violation or breach by Purchaser of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation by Purchaser of any applicable law, order, rule or regulation of any governmental authority; (f) to Purchaser's actual knowledge, no approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Purchaser or Purchaser's performance under this Agreement; and (g) no bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, are pending or threatened against Purchaser, nor has Purchaser any intention of filing or commencing any such action or proceeding, and Purchaser has not made a general assignment for the benefit of creditors.

     7.4 AS-IS SALE. Except as otherwise provided in this Agreement, Seller makes no warranty, express or implied, or arising by operation of law, as to the nature and condition of the Property or compliance of the Property of its operation with all applicable laws, rules or regulations or as to the condition or state of repair of the Property, or any portion thereof, and there are no implied warranties of habitability, merchantability or fitness for a particular purpose as to the Property or any portion thereof. Purchaser acknowledges that it will or has fully inspected and reviewed the Property, including, without limitation, the physical aspects thereof and all matters affecting the operation thereof, and that, except as otherwise provided in this Agreement, and except with respect to any breach or violation of any representation, warranty or covenant contained in this Agreement, delivery of the Property is "AS IS", "WHERE IS" and "WITH ALL FAULTS", and that Seller has disclaimed any implied warranties with respect to the Property.

                                    ARTICLE 8

                      CONDITIONS PRECEDENT AND TERMINATION

     8.1    CONDITIONS TO PURCHASER'S OBLIGATIONS.

            (a) The obligation of Purchaser to close the transaction contemplated hereby is subject, at Purchaser's option, to Purchaser's review, during the period of time commencing as of the Effective Date and expiring at 5:00 p.m., Chicago time, on the date that is thirty (30) days after the execution of this Agreement (such period of time to be referred to in this Agreement as the "Due Diligence Period"), of (i) the financial data and information respecting the operation of the Property, (ii) the feasibility of Purchaser's acquisition of the Property, (iii) the physical, structural and environmental condition of the Property, (iv) the Leases, the Contracts, the Licenses, the Appraisal and the Environmental Report,
     (v) all other documents and items to be delivered to or made available to Purchaser pursuant to Section 7.1 (c) above, and (vi) any and all other matters relating to and aspects of the Property deemed necessary or appropriate by Purchaser to be analyzed, reviewed, tested, inspected and/or examined. Purchaser shall have the right, at its cost, to conduct a financial audit of the Property and Seller's books and records relating to the Property. At all times after the Effective Date, and subject to the terms of the Leases, Purchaser (and its consultants, contractors, advisers, employees, directors, officers, lenders and prospective lenders, appraisers, agents and representatives (collectively, the "Purchaser Parties")) shall have the right to enter upon the Property from time to time to perform and conduct any and all tests, inspections, reviews, analyses, studies and appraisals relating to the Property as Purchaser deems necessary or appropriate in connection with its potential acquisition of the Property; provided, however, that Purchaser and the Purchaser Parties shall use commercially reasonable efforts to minimize interference with the use, occupancy, or enjoyment of the Property by any Tenant or its employees, contractors, customers or guests. Purchaser shall notify Seller not less than one (1) business day in advance and coordinate the timing (which shall be during normal business hours) of any site inspections and tests with Seller and with the property manager of the Property and/or the tenants in an effort to minimize disruption of the operation of the Property. Purchaser shall obtain or cause the Purchaser Parties to obtain, and shall provide reasonable evidence to Seller of, a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to Seller, covering Purchaser, the Purchaser Parties and Seller on an occurrence basis in the amount of not less than $1 million in connection with any personal injury or property damage arising out of any investigative activity conducted by Purchaser or the Purchaser Parties on the Property. Purchaser shall have the right to interview the tenants of the Property subject to the acquiescence of said tenants. Seller shall make all books, records and files relating to the Property (including, without limitation, all tenant files and correspondence) available to Purchaser and the Purchaser Parties for their review. If, for any reason whatsoever, or no reason at all, Purchaser, in its sole and absolute discretion, is not satisfied with the foregoing at any time on or before the expiration of the Due Diligence Period, then Purchaser may elect, at its option, to terminate this Agreement by delivering notice of termination to Seller prior to the expiration of the Due Diligence Period, in which event the Deposit and any interest thereon shall forthwith be returned to Purchaser, and thereafter neither Seller nor Purchaser shall have any further obligations or rights under this Agreement. Purchaser's failure to so terminate this Agreement as described in the immediately preceding sentence shall be deemed a waiver of Purchaser's rights under this Section 8.1(a), and the Deposit thereafter shall be non-refundable except as otherwise specifically provided in this Agreement. Purchaser may elect to have any or all of the Contracts terminated by Seller within thirty (30) days of the Initial Funding, in which case Purchaser shall so direct Seller no later than five (5) days prior to the Initial Funding Date. Seller shall be responsible for the payment of all amounts due under such terminated Contracts, including, without limitations, any termination fees. Additionally, with respect to any Contracts and Licenses that are to be assigned to Purchaser at the Initial Funding, Seller shall be responsible for obtaining any and all consents and approvals with respect to such assignment and for paying any and all fees in connection with such assignment, agreement and approval. Purchaser shall indemnify Seller for death or injury to persons or properties including, but not limited to, any actual, out-of-pocket loss, cost, damage, lien or expense incurred by Seller due to Purchaser's due diligence activities on the Real Property, except to the extent that any such loss, cost, damage or expense is due to Seller's negligence or willful misconduct, and Purchaser shall promptly repair and restore any material damage caused by its tests and investigations. Purchaser agrees to keep all information relating to the Property provided to Purchaser by Seller or obtained by Purchaser in the course of Purchaser's review and inspection provided for herein confidential until the Initial Funding Date has occurred; provided, however, that such information may be disclosed to Purchaser's consultants and the other Purchaser Parties who are assisting Purchaser with Purchaser's inspection and evaluation of the Property, to Purchaser's existing or prospective lenders and joint venture partners, and to the extent required by law or by subpoena by a court of competent jurisdiction or by a governmental authority. The indemnification obligations of Purchaser contained in this Section 8.1(a) shall survive the termination or consummation of this Agreement.

            (b) The obligation of Purchaser to close the transaction contemplated by this Agreement on the Initial Funding Date is further subject to and conditioned upon, in Purchaser's sole and absolute discretion, the satisfaction of all of the following (collectively, the "Initial Funding Conditions"):

                  (i) Seller's delivery to Purchaser, not less than ten (10) days prior to the Initial Funding Date, of an original estoppel certificate in the form attached to the Leases (or if there is no form attached to the Leases, in a form substantially similar to the form attached hereto as Exhibit G and made a part hereof), executed by all tenants under the Leases, dated no earlier than thirty (30) days prior to the Initial Funding Date and raising no (A) monetary issues, or (B) non-monetary matters causing or alleging landlord to be in default under the applicable Lease, which non-monetary matters, in Purchaser's reasonable discretion, could materially adversely affect a tenant's ability to conduct its business within the leased space or any portion thereof, or which could materially adversely affect landlord's ability to comply with landlord's covenants and perform landlord's obligations under the applicable Lease, and otherwise confirming the terms of the Leases.

                  (ii) All representations and warranties of Seller contained in this Agreement being materially true and correct at and as of the Initial Funding Date;

                  (iii)   The issuance by the Title Insurer of the Title Policy;

                  (iv) The due and timely performance, in all material respects, by the Seller of all obligations and covenants of Seller to have been performed on or prior to the Initial Funding Date;

                  (v) That all rent and other amounts due and payable under the Leases as of the Initial Funding Date have been paid, and the tenants under the Leases and any guarantors of any of the Leases shall not be in default of such Leases or applicable guaranties, and no tenant or guarantor shall have filed for protection under any article or provision of any state or federal bankruptcy or similar law or code;

                  (vi)    Seller shall have provided evidence of termination of
            (1) any and all employees of the Property, (2) any property management and leasing agreement relating to the Property, and (3) any Contracts that Purchaser elected to have terminated pursuant to
            Section 8.1(a) above;

                  (vii) As of the Initial Funding Date, not less than one hundred percent (100%) of the floor area of all buildings and tenant spaces located on the Anchor Parcel shall be subject to Leases, with the tenants thereunder being in occupancy of their respective spaces and paying Full Rent thereunder;

                  (viii)  [Intentionally Deleted]; and

                  (ix) All applicable parties shall have executed, acknowledged and delivered the CCRs (as defined in Section 11.10 below), any and all mortgagees and lenders have delivered appropriate documents and instruments subjecting and subordinating their right, title and interest to the CCRs, and the CCRs and subordination instruments shall have been recorded simultaneous with the Initial Funding.

            If any one or more of the conditions precedent set forth in this
     Section 8.l(b) shall not be satisfied by the Initial Funding Date, then Purchaser, at its option and by notice to Seller, may elect at any time thereafter prior to the satisfaction of such conditions precedent, to either terminate this Agreement, without waiver or release of any of its remedies for default by Seller under this Agreement, or to seek specific performance of this Agreement. If this Agreement is terminated pursuant to this Section 8.1(b), then the Deposit and any interest thereon shall forthwith be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party.

     (c) The obligation of Purchaser to fund the Additional Funding Amount on the Additional Funding Date is subject to and conditioned upon, in Purchaser's sole and absolute discretion, the satisfaction of all of the following (collectively, the "Additional Funding Conditions"):

                  (i) Seller's delivery to Purchaser, not less than five (5) days prior to the Additional Funding Date, of an original estoppel certificate in the form attached to the Shops Leases and the Vacant Space Lease (or if there is no form attached to such Leases, in a form substantially similar to the form attached hereto as Exhibit G and made a part hereof), executed by all tenants under the Shops Leases and the Vacant Space Lease, raising no (A) monetary issues, or (B) non-monetary matters causing or alleging Landlord to be in default under the applicable Lease, which non-monetary matters, in Purchaser's reasonable discretion, could materially adversely affect a tenant's ability to conduct its business within the leased space or any portion thereof, or which could materially adversely affect Landlord's ability to comply with Landlord's covenants and perform Landlord's obligations under the applicable Lease, and otherwise confirming the terms of the Shops Leases and the Vacant Space Lease.

                  (ii) The issuance by the Title Insurer of the Date Down Endorsement;

                  (iii) The due and timely performance, in all material respects, by the Seller of all obligations and covenants of Seller to have been performed on or prior to the Additional Funding Date with regard to the Shops Parcel or Vacant Space;

                  (iv) That all rent and other amounts due and payable under the Shops Leases and the Vacant Space Lease as of the Additional Funding Date have been paid, and the tenants under such Shops Leases and Vacant Space Lease and any guarantors of any of the Shops Leases and Vacant Space Lease shall not be in default of such Leases or applicable guaranties, and no tenant or guarantor under the Shops Leases and Vacant Space Lease shall have filed for protection under any article or provision of any state or federal bankruptcy or similar law or code; and

                  (v)     [Intentionally Deleted].

     If any one or more of the conditions precedent set forth in this Section
8.1 (c) shall not be satisfied by the Additional Funding Deadline Date with respect to any portion of the Shops Space and/or the Vacant Space, then, as provided in Section 3.2 above, Seller shall not be entitled to receive, and Purchaser shall have no obligation to pay, any additional compensation or additional fundings under this Agreement, at law, in equity or otherwise with respect to such space, and the remaining amount of the Deposit shall be immediately paid to Purchaser.

     8.2. CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to close the transaction contemplated hereby on the Initial Funding Date is subject, at Seller's option, to all obligations of Purchaser which were to have been performed on or before the Initial Funding Date having been timely and duly performed in all material respects. If any condition precedent to closing of Purchaser as set forth in this Section 8.2 has not been fulfilled and satisfied on or before the Initial Funding Date, then Seller may elect, by notice to Purchaser, at any time thereafter to terminate this Agreement, and if such termination is due to Purchaser's default under this Agreement, Seller shall be entitled to retain the Deposit as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights which Seller may have hereunder, at law and in equity, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party. Notwithstanding anything to the contrary set forth in this Section 8.2, nothing herein shall be deemed to limit Purchaser's indemnifications of Seller set forth in this Agreement including, but not limited to, Purchaser's indemnification set forth in Section
8.1 hereof.

                                    ARTICLE 9

                                     DEFAULT

     9.1 SELLER'S DEFAULT. In the event that Seller shall default in the performance of any of its obligations under this Agreement, shall fail to comply with any of its covenants under this Agreement, and/or shall breach any material representation or warranty contained in this Agreement, then Purchaser shall have as its sole, exclusive and complete remedies, in addition to the other terms and provisions of this Agreement, either to (i) terminate this Agreement in which event the Deposit (or, after the Initial Funding Date, the remaining portion thereof) and any interest thereon shall forthwith be returned to Purchaser, and all Other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party, or (ii) sue Seller for specific performance of this Agreement, or (iii) in any case where specific performance is not a practically available remedy for Purchaser through no fault of Purchaser, terminate this Agreement in which event the Deposit (or, after the Initial Funding Date, the remaining portion thereof) and any interest thereon shall forthwith be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party and Seller shall, promptly upon demand, reimburse Purchaser for any and all out-of-pocket costs and expenses suffered or incurred by Purchaser in connection with the transaction contemplated under this Agreement, including without limitation, all actual and reasonable costs and expenses incurred by Purchaser in connection with its due diligence review of the Property in an amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00). Notwithstanding the foregoing (but subject to the provisions of Section 11.3 below), nothing contained herein is intended to or shall limit or restrict any claim or suit by Purchaser for damages in the event that Purchaser discovers, after the Closing Date, that Seller violated a covenant or agreement, or breached a representation or warranty, contained in this Agreement.

     9.2. PURCHASER'S DEFAULT. If Purchaser defaults under this Agreement prior to the Initial Funding, then Seller, as its sole and exclusive remedy under this Agreement, at law or in equity, and as liquidated damages, shall have the right to terminate this Agreement, in which event the Deposit shall forthwith be paid to Seller, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party. If Purchaser fails to pay to Seller the applicable amount of the Additional Funding Amount if, as and when due under this Agreement, then Seller shall have the right to sue Purchaser for specific performance.

                                   ARTICLE 10

                                     NOTICES

     10.1 NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, or by a nationally recognized overnight express courier, postage prepaid or by facsimile (provided the same is also forwarded by another means of delivery set forth herein as the date of facsimile transmission) and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt (or refusal of acceptance) if delivered personally or two (2) business days after deposit in the mails, if mailed, or one (1) business day after deposit with an overnight express courier or on the date of confirmed transmission if sent by facsimile. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

            If to Purchaser:           Inland Real Estate Acquisitions, Inc.
                                       1955 Lake Park Drive
                                       Suite 300
                                       Smyrna, Georgia 30080
                                       Attn: Jason Lazarus
                                       Facsimile: (678) 996-2140

            with a copy to:            The Inland Real Estate Group
                                       2901 Butterfield Road
                                       Oak Brook, Illinois 60523
                                       Attn: Michael J. Moran
                                       Facsimile: (630) 218-4900

            If to Seller:              Stafford Properties, Inc.
                                       80 West Wieuca Rd, NE
                                       Atlanta, Ga. 30342
                                       Attn: David J. Oliver
                                       Facsimile: (404) 256-6358

            with a copy to:            George Mattingly, Esq.
                                       Arnall Golden Gregory LLP
                                       2800 One Atlantic Center
                                       1201 West Peachtree Street
                                       Atlanta, Georgia 30309
                                       Facsimile: (404) 873-8197

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     11.2 FURTHER ASSURANCES. Seller and Purchaser each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after each Funding as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

     11.3 SURVIVAL AND BENEFIT. All representations, warranties, agreements, obligations and indemnities of the parties, notwithstanding any investigation made by any party hereto, shall survive each Funding and shall not be merged into the Deed, and the same shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding anything herein to the contrary, all representations and warranties contained in this Agreement shall be effective as of the date such representations or warranties are made but shall survive each Funding for a period of only twelve (12) months after the date of such Funding, and Seller shall have no liability with respect to any breach thereof unless Purchaser shall have asserted such breach in a written notice delivered to Seller prior to the expiration of such twelve (12) month period.

     11.4 NO THIRD PARTY BENEFITS. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party are intended to or shall have any rights hereunder.

     11.5 ASSIGNMENT. Purchaser may not assign this Agreement or its rights hereunder, in whole or in part, to any party, except to Inland Retail Real Estate Trust, Inc. ("IRRETT"), Inland Retail Real Estate Limited Partnership (the "Partnership"), Inland Western Retail Real Estate, Inc. ("IWRRETI") and/or Inland Real Estate Exchange Corporation ("IREX"), or to any affiliate of Purchaser, IRRETI, IWRRETI, the Partnership or IREX. Seller may not assign this Agreement or any of its rights hereunder, in whole or in part, to any party.

     11.6 SEVERABILITY. If any provision or provisions in this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Agreement shall continue in full force and effect.

     11.7 LITIGATION. In the event of litigation between the parties with respect to the Property, this Agreement, the performance of their respective obligations hereunder and/or the effect of a termination under this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, court costs and reasonable attorneys' fees.

     11.8 INTERPRETATION. The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof. The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to." This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. Time is of the essence of this Agreement; provided, however, that whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement has been prepared primarily by counsel for one of the parties hereto, it being recognized that both Seller and Purchaser (and their respective counsels) have contributed substantially and materially to the preparation of this Agreement.

     11.9 PHASE II PROPERTY. Simultaneous with the execution of this Agreement, Seller and Purchaser have executed and entered into that certain Agreement of Purchase and Sale (the "Phase II Purchase Agreement"), pursuant to which Purchaser intends to acquire the property described in the Phase II Purchase Agreement (the "Phase II Property"). Seller represents and warrants that it owns fee simple title to all of the Phase II Property subject to any leases thereon and as otherwise shown in the public record. If, prior to the consummation of the Initial Funding contemplated by this Agreement, the Phase II Purchase Agreement shall terminate for any reason whatsoever, then Purchaser and Seller shall have the right, by delivering notice thereof to the other party at any time prior to the Initial Funding hereunder, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall have any further rights, duties or obligations under this Agreement except for those which expressly survive termination of this Agreement; provided, however, that if the Phase II Purchase Agreement shall be terminated prior to the Initial Funding hereunder due to Purchaser's default under the Phase II Purchase Agreement, then Seller shall have the right, by delivering notice thereof to Purchaser at any time prior to such Initial Funding, to terminate this Agreement, in which event the Deposit shall be delivered to Seller as Seller's sole and exclusive remedy under this Agreement, the Phase II Purchase Agreement, at law and in equity.

     11.10 DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS. During the Due Diligence Period, Purchaser and Seller shall negotiate a form of Declaration of Covenants, Conditions, Restrictions and Easements (the "CCRs") to be executed, entered into and recorded at the Initial Funding, which CCRs shall impose upon the Property and the Phase II Property certain reciprocal easements, covenants, use restrictions and other matters to be negotiated. It shall be a condition to Purchaser's obligation to close the transaction contemplated by this Agreement that (a) the CCRs agreed to by Seller and Purchaser during the Due Diligence Period be executed by Seller and recorded against all of the Property and the Phase II Property, and (b) any and all mortgagees, trustees and/or other lenders with any interest in either the Property or the Phase II Property subject and subordinate, by appropriate documentation reasonably approved by Purchaser and recorded against the applicable property, all of their right, title and interest (including, without limitation, any lien rights) in and to the Property and the Phase II Property, as the case may be, to the CCRs and all matters set forth therein. If, as of the Initial Funding Date, the aforementioned conditions shall not have been satisfied, then Purchaser or Seller shall have the right, provided that the party exercising such right shall not be the sole reason for such failure, by delivering notice thereof to the other at any time prior to the Initial Funding, to terminate this Agreement in which event the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall have any further rights, duties or obligations under this Agreement except for those which expressly survive termination of this Agreement. Seller and Purchaser shall diligently negotiate the CCRs in good faith.

     11.11. [Intentionally Deleted].

     11.12. [Intentionally Deleted].

     11.13. LEASING OF THE VACANT SPACE. From the Effective Date until the Additional Funding Date (the "Leasing Period"), Seller shall have the right to, and shall use commercially reasonable efforts to, lease, on a net basis, the Vacant Space to tenants that are reasonably satisfactory to Purchaser at a first year per square foot Base Rent of no less than $17.00, and with full pass-through of common area maintenance expenses, real estate taxes and insurance. Purchaser hereby acknowledges and agrees that the tenants listed on
Schedule 11.13 attached hereto are reasonably satisfactory to Purchaser as contemplated in the immediately preceding sentence. From and after the Initial Funding Date, Purchaser shall cooperate in good faith with Seller in connection with Seller's efforts to lease the Vacant Space. Subject to satisfaction of the Additional Funding Conditions as provided in this Agreement, the portion of the Additional Funding Amount applicable to the Vacant Space shall be computed using the actual first year per square foot Base Rent payable under the Vacant Space Lease; provided, however, that, for the purpose of such calculation, the actual per square foot first year Base Rent payable under the Vacant Space Lease shall be limited to $21.00, it being Seller's understanding and Agreement that it shall be paid no Additional Funding Amount or other compensation for any per square foot first year Base Rent payable under the Vacant Space Lease in excess of $21.00. All Leases of the Vacant

Space shall be subject to the review and approval of Purchaser, such approval not to be unreasonably withheld. In no event or circumstance shall any prospective tenant of any portion of the Vacant Space be acceptable to Purchaser if (1) such tenant's intended use of the applicable leased premises, or any proposed terms of such tenant's lease, shall violate any matter of record, any uses prohibited from time to time by Purchaser from being conducted in, at or upon the Property, and/or any terms or provisions contained in any other Leases relating to the Property or the Phase II Property, including, without limitation, exclusives granted to other tenants of the Property or the Phase II Property, or (2) any proposed lease is not a so-called "net" lease with full pass-through of common area maintenance expenses, real estate taxes and insurance costs. Notwithstanding the foregoing, from and after the Initial Funding Date Seller's efforts to lease the Vacant Space shall be subject to the following terms, conditions and restrictions: (a) Seller (and any parties' advertising, marketing and/or leasing the Vacant Space on behalf of Seller) shall comply with all requirements, restrictions, rules and regulations promulgated from time to time by Purchaser with respect to the Property; (b) Seller shall in no event have any power or authority to execute any lease, license or other occupancy agreement relating to any portion of the Property or otherwise bind Purchaser (or the owner of the Property); (c) prior to entering upon the Property after the Initial Funding Date, Seller, its agents and representatives shall provide Purchaser and the owner of the Property with an original certificate evidencing that such parties have in full force and effect a comprehensive general liability insurance policy insuring on an occurrence basis against claims for bodily injury (including death) and/or property damage, and specifically endorsed to include coverage for contractual liability, independent contractors and broad form property damage, having a minimum limit of one million dollars ($1,000,000) per occurrence, combined single limit, and naming Purchaser, the entity that acquires the Property and any other parties designated by Purchaser as an additional insured, and (d) Seller and its agents and representatives shall use commercially reasonable efforts to minimize interference with the use and operation of the Property by Purchaser, the entity that acquires the Property and all tenants and occupants. Seller shall keep such insurance in effect throughout the entire Leasing Period. Seller covenants and agrees to perform, construct and complete any and all tenant improvement work and tenant build out required to be performed by the landlord under any Lease of the Vacant Space. All tenant allowances and other concessions granted to a tenant under a lease of any portion of the Vacant Space entered into pursuant to this Section 11.13 shall be paid by Seller. All leasing commissions, fees and other compensation payable to any broker or other party in connection with any lease of the Vacant Space entered into pursuant to this Section 11.13 shall be paid by Seller.

     11.14. SELLER WARRANTY. Seller agrees that, for a period of one (1) year from the commencement of the initial term of each of the Leases (including the Vacant Space Lease), Seller shall complete any so-called "punch list" items relating to, and repair, or cause to be repaired, any defects in construction, labor and/or workmanship regarding, any base building work, tenant build out work, tenant improvement work or any other work required to be performed by the landlord under such Leases with respect to the preparation of the demised premises for tenant's work, occupancy and/or operations. Seller and Purchaser agree to cooperate with each other in order to enforce any of the warranties being assigned to Purchaser hereunder, but such cooperation shall not limit any of Seller's obligations hereunder. Such obligation shall include any repairs or improvements which are required to comply with applicable Legal Requirements and/or which are otherwise required to put any such work in the condition required by the applicable Lease.

     11.15. POST-CLOSING WORK. If, at any time from and after the Initial Funding Date and prior to the Additional Funding Date, Seller, or any employee, agent, representative, contractor, subcontractor or other party on behalf of Seller, performs, or intends to perform, any work upon the Shops Parcel, then all such work shall be performed and conducted in accordance and compliance with the terms, provisions, restrictions and conditions contained on Exhibit O attached hereto. Seller covenants and agrees to use commercially reasonable efforts to cause all of its employees, agents, representatives, contractors, subcontractors and other parties performing such work on behalf of Seller to comply with all such terms, provisions, restrictions and conditions of Exhibit O hereto.

     11.16. KNOWLEDGE. For the purposes of this Agreement, the term "actual knowledge" shall mean the actual, current knowledge of Seller or Purchaser, as the case may be, after due inquiry.

     11.17. EASEMENT OVER FOREMAN HILL ROAD; WIDENING OF U.S. ROUTE 278.

            (a) Notwithstanding anything to the contrary contained herein, Purchaser and Seller hereby acknowledge and agree that (i) Seller is the fee simple title holder of Foreman Hill Road (a/k/a S-7-474); (ii) Foreman Hill Road is a private roadway that provides legal access to and from the Property and U.S. Route 278, a dedicated public roadway; (iii) although Seller intends to convey Foreman Hill Road to The South Carolina Department of Transportation (or such other applicable governmental entity) for use as a public roadway, such conveyance will take place after the Initial Funding Date; and (iv) on the Initial Funding Date, Seller shall grant an Access Easement in favor of the Real Property for access to and from the Real Property and U.S. Route 278 on terms and conditions reasonably satisfactory to Purchaser and Seller.

            (b) Purchaser hereby acknowledges and agrees that Seller has provided Purchaser with a copy of that certain Letter dated May 7, 2004 from The South Carolina Department of Transportation (the "DOT"), whereby the DOT has requested that Seller, as owner of Foreman Hill Road, permit the DOT to tie into Foreman Hill Road in connection with the DOT's widening of U.S. Route 278, and
(ii) Seller intends to grant such permission to the DOT.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the date first written above.

                                       PURCHASER:

                                       INLAND REAL ESTATE ACQUISITIONS, INC., an
                                       Illinois corporation


                                       By: /s/ Jason A. Lazoms
                                          --------------------------------------
                                               Name: Jason A. Lazoms
                                                    ----------------------------
                                               Its:  Authorized Agent
                                                   -----------------------------

                                       SELLER:

                                       STAFFORD COLLETON, LLC, a Georgia limited liability company

                                       By: /s/ Davis J. Oliver
                                          --------------------------------------
                                               Name: Davis J. Oliver
                                                    ----------------------------
                                               Its:  Authorized Member
                                                   -----------------------------

                                   APPENDIX A

                                   DEFINITIONS

     Initially capitalized terms used but not defined in this Appendix A shall have the meanings given to them in the text of the Agreement. When used in the Agreement, the following terms shall have the respective meanings set forth opposite each such term:

ADDITIONAL
FUNDING: The payment and funding of the Additional Funding Amount as provided in and subject to the terms and provisions of the Agreement, which is to occur on the Additional Funding Date.

ADDITIONAL
FUNDING AMOUNT:   An amount determined by dividing (1) the aggregate first year base/minimum rent (which shall not include any so-called percentage rent or other rent or amounts based on a tenant's share of so-called common area maintenance expenses, real estate taxes, utilities and/or insurance premiums, costs and charges) ("Base Rent") payable by tenants under the Shops
                  Leases and/or the Vacant Space Lease with respect to which all of the Additional Funding Conditions have been satisfied, by
                  (2) a gross rent multiplier of .076799. For the purposes of determining the Base Rent as provided above, Seller and Purchaser shall aggregate the first year Base Rent payable by each tenant of the Shops Space and/or the Vacant Space that satisfies the Additional Funding Conditions, which Base Rent, on a tenant-by-tenant basis, shall be calculated by multiplying (i) the per square foot (as of the Additional
                  Funding Date) Base Rent payable by the applicable tenant under its lease, and (ii) the floor area of space demised by such tenant's lease. Notwithstanding anything contained in this Appendix or the Agreement to the contrary, in no event shall the Additional Funding Amount exceed One Million Three Hundred
                  Fifty Five Thousand Ninety-Six and No/100 Dollars
                  ($1,355,096.00). By way of example and not limitation, if, by the Additional Funding Date, all of the Additional Funding
                  Conditions are fully satisfied with respect to only three (3) of the Shops Spaces, then the Additional Funding Amount would be determined by dividing the aggregate Base Rent payable by the tenants of such Shops Spaces, by .076799, and Seller shall not be entitled to any Additional Funding Amount or other compensation with respect to the remaining Shops Spaces for which the Additional Funding Conditions have not been fully satisfied.

ADDITIONAL
FUNDING DATE:     A date selected by Seller (which date shall be no earlier that
                  June 1, 2004 and no later than June 1, 2005) upon which the Additional Funding shall occur (subject to satisfaction of all conditions contained in the Agreement to such Funding);
                  provided, however, that Seller shall give Purchaser no less than ten (10) business days prior notice of the Additional
                  Funding Date. If Seller fails to provide the aforementioned notice, then the Additional Funding Date shall be June 1, 2005.

ADDITIONAL
FUNDING
DEADLINE DATE:    June 1, 2005.

ANCHOR LEASES:    The Leases with the following tenants: Ross; Michael's; and
                  PetSmart.

ANCHOR PARCEL:    That portion of the Real Property depicted as the "Anchor
                  Parcel" on Exhibit A-1 attached to the Agreement.

CONTRACTS:        All written and oral: (i) management, leasing, service,
                  construction, architect, development, maintenance, operating, repair and other contracts, agreements and commitments
                  (excluding the Leases) in any way relating to the Property or any part thereof; (ii) equipment leases and all rights and options of Seller thereunder relating to equipment or property located in or upon the Real Property or used in connection therewith; and (iii) guaranties and warranties in effect with respect to the Property or any portion thereof (including, without limitation, the design, development and construction of the Property).

DATE DOWN
ENDORSEMENT:      A title endorsement to the Title Policy pursuant to which the
                  Title Insurer: (a) increases the amount of title coverage under the Title Policy by the Additional Funding Amount, and
                  (b) raises no exceptions to title (including any exceptions for mechanics' or materialmens' liens) to the Property other than as may be disclosed in the initial Title Policy.

FULL RENT:        Any and all rent and other charges and amounts due and payable under any of the Leases, without abatement, offset, credit or reduction, including, without limitation, any and all base/fixed/minimum rent, percentage rent, and any rent based on the applicable tenant's pro rata share of common area maintenance expenses, real estate taxes, utilities and insurance premiums.

FUNDING: The Initial Funding or the Additional Funding, as applicable and as the context requires.

FUNDING DATE:     The Initial Funding Date or the Additional Funding Date, as
                  applicable and as the context requires.

HAZARDOUS
MATERIALS:        Any substance, material, waste, gas or particulate matter
                  which is regulated by any governmental authority or which poses any threat to human health or the environment, including, but not limited to, any material or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyl, (iv) radioactive material, or (v) defined or designated as a "hazardous waste," "hazardous material,"
                  "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" by any governmental authority or under any Legal Requirements, including, but not limited to, any material or substance that is (a) designated as a "hazardous substance" pursuant to Section 311 of the Clean
                  Water Act, 33 U.S.C., Section 1251 ET SEQ. (33 U.S.C., Section
                  1317), (b) defined as a "hazardous waste" pursuant to Section
                  1004 of the Resource Conservation and Recovery Act, 42 U.S.C.,
                  Section 6901 ET SEQ. (42 U.S.C., Section 6903), or (c) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and
                  Liability Act, 42 U.S.C., Section 9601 ET SEQ. (42 U.S.C.,
                  Section 9601).

INITIAL FUNDING:  The payment and funding of the Purchase Price as provided in and subject to the terms and provisions of the Agreement, which is to occur on the Initial Funding Date.

INITIAL FUNDING
DATE: A date to be agreed to by Seller and Purchaser, which date shall occur between (and including) June 21, 2004, through June 25, 2004, or such earlier date as may be agreed to by Seller and Purchaser.

INTANGIBLE
PERSONAL
PROPERTY:         All logos, designs, trade names, trademarks, service marks, copyrights and other intellectual property, if any, owned and used by Seller in connection with the ownership and operation of the Property or any part thereof, together with the goodwill of the business appurtenant thereto, if any, including, without limitation, the name "Low Country Village
                  Shopping Center", and any other name or names by which the Property is commonly known.

LEASES: The occupancy leases and other agreements (including any and all amendments thereto and guaranties thereof) identified and described in Exhibit C attached to the Agreement and any other leases and occupancy agreements relating to any portion of the Real Property entered into prior to the Initial Funding Date in accordance and compliance with (and in no way in violation of) the terms and provisions of this Agreement.

LEGAL
REQUIREMENTS:     All laws, statutes, codes, acts, ordinances, orders,
                  judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

LICENSES:         All licenses, franchises, certifications, authorizations,
                  approvals and permits (including, without limitation, building permits), if any, issued or approved by any governmental authority and relating to Seller's operation, ownership, design, development, construction and maintenance of the Property or any part thereof.

PERMITTED TITLE
EXCEPTIONS:       The matters of record referenced in the Title Commitment, and matters shown on the Survey, and any other matters of title, survey or otherwise approved (or deemed approved) by Purchaser as provided in Section 4.1 of the Agreement.

PROPERTY:         Collectively, the Real Property, the Tangible Personal
                  Property, the Intangible Personal Property, the Contracts, the
                  Leases and the Licenses.

REAL
PROPERTY:         That certain parcel of property containing approximately 10.66 acres of land on which has been constructed a retail shopping center containing approximately 75,638 net rentable square feet of floor area and commonly known as Phase I of Low
                  Country Village Shopping Center, located at the intersection of Highway 278 and Foreman Hill Road, Bluffton, South
                  Carolina, all as legally described in Exhibit A attached to the Agreement, and depicted on Exhibit A-l attached to the Agreement, together with all improvements thereon or therein
                  (including all replacements or additions thereto between the date hereof and the Initial Funding Date); and all systems, facilities, fixtures, machinery, equipment and conduits that provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Initial Funding Date); and all privileges, rights, easements, hereditaments and appurtenances thereto belonging;
                  and all right, title and interest of Seller in and to any streets, alleys, passages and other right of way included therein or adjacent thereto (before or after the vacation thereof).

SHOPS LEASES:     The Leases with the following tenants or for the following uses: Sports Clips; Nail Salon; Cingular Wireless; and
                  Quizno's.

SHOPS PARCEL:     That portion of the Real Property depicted as the "Shops
                  Parcel" on Exhibit A-l attached to the Agreement.

SHOPS SPACES:     The tenant spaces located upon the Shops Parcel leased to the following tenants or for the following uses: Sport Clips; Nail
                  Salon; Cingular Wireless; and Quizno's.

SURVEY: Current as-built survey of the Real Property prepared by a surveyor licensed by the State of South Carolina and certified to Purchaser, Purchaser's lender, if any, the Title Insurer and such other parties as Purchaser shall designate, to be prepared in accordance and substantial compliance with the Accuracy Standards and Minimum Standard Detail Requirements for ALTA-ACSM Land Title Surveys as adopted by the American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors in 1999, and prepared in accordance and substantial compliance with the items set forth in the Surveyor's Certificate and Additional Survey Requirements attached hereto as Exhibit F attached to the Agreement. The Survey shall contain the Surveyor's Certificate set forth on Exhibit F attached to the Agreement as reasonably modified by the applicable surveyor. All survey requirements contained in this paragraph and Exhibit F attached to the Agreement shall hereinafter sometimes be referred to collectively as the "Survey Standards".

TANGIBLE PERSONAL
PROPERTY:         All machinery, equipment, fixtures, furnishings and other
                  tangible personal property, if any, owned by Seller and situated in or upon or used in connection with the operation or maintenance of the Real Property or any part thereof, and all replacements, additions or accessories thereto between the date hereof and the Initial Funding Date, but excluding personal property owned by the tenants under the Leases.

TITLE
COMMITMENT:       A commitment for an ALTA Owner's Title Insurance Policy for the Real Property issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Real
                  Property on or after the date hereof, showing Seller as owner of the Real Property in fee simple.

TITLE INSURER:    Chicago Title Insurance Company, 171 North Clark Street,
                  Chicago, Illinois.

TITLE POLICY:     A final owner's title insurance policy (or marked commitment therefor with the unconditional agreement of the Title Insurer to issue the final Title Policy) pursuant to which the Title
                  Insurer insures fee simple title (including any easements and rights appurtenant to the Real Property) in Purchaser or its nominee, as the case may be, in the amount of the Purchase
                  Price, subject only to the Permitted Title Exceptions and containing the following special endorsements (collectively, the "Special Title Endorsements"): Zoning Endorsement 3.1
                  (amended to include parking), owner's comprehensive, access, survey (legal description equivalency), separate tax parcel, contiguity (if applicable), waiver of creditor's rights, environmental protection lien, encroachment (if applicable), utility facility, subdivision, location, deletion of the arbitration provision, and any other endorsements required by Purchaser or Purchaser's lender, if any, and any endorsements providing insurance over any Title/Survey Objection.

VACANT SPACE:     That tenant space located on the Real Property and depicted as the "Vacant Space" on Exhibit A-l attached to the Agreement.

VACANT SPACE
LEASE:            A lease of the Vacant Space entered into pursuant to Section
                  11.13 of the Agreement.

                                    EXHIBIT A

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                    EXHIBIT A

                       LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT TRACT OR PARCEL OF LAND, lying and being in Bluffton Township, Beaufort County, South Carolina, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, begin at the intersection of the southerly right-of-way of U. S. Highway 278, a/k/a Fording Island Road (having a 180-foot right-of-way) and the westerly right-of-way of Malphrus Road, being a 66-foot Road Easement (formerly known as Forman Hill Road) and running thence along the southeasterly right-of-way of U.S. Highway 278 North 51 degrees 32 minutes 31 seconds West a distance of 150.00 feet to a 3-inch concrete monument, being the TRUE POINT OF BEGINNING;

FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, leaving said right-of-way of U.S. Highway 278, and running thence South 44 degrees 43 minutes 12 seconds West a distance of 350.00 feet to a point;

thence South 51 degrees 32 minutes 31 seconds East distance of 150.00 feet to a 3-inch concrete monument on the westerly right-of-way of Malphrus Road;

thence along said westerly right-of-way line, South 44 degrees 43 minutes 12 seconds West a distance of 495.84 feet to a 3-inch concrete monument (top broken);

thence leaving said right-of-way line and running North 60 degrees 59 minutes 00 seconds West a distance of 1,210.51 feet to a point;

thence along the arc of a curve to the left, having a radius of 2,810.32 feet and an arc length of 1,036.38 feet, said curve being subtended by a chord bearing North 87 degrees 52 minutes 01 seconds East and having a chord length of 1,030.91 feet to a point;

   thence along the arc of a curve to the left, having a radius of 2,910.01 feet and an arc length of 269.85 feet, said curve being subtended by a chord bearing North 75 degrees 00 minutes 32 seconds East and having a chord length of 269.75 feet to a point;

   thence North 72 degrees 18 minutes 55 seconds East a distance of 182.90 feet to an I.O. Pipe Found on the southerly right-of-way of U.S. Highway 278;

   thence along said right-of-way line of U.S. Highway 278, South 51 degrees 32 minutes 31 seconds East a distance of 90.97 feet to a 3-inch concrete monument, being the TRUE POINT OF BEGINNING.

   The above-described property, containing 10.93 acres, consisting of 10.92 acres (Parcel A) and 0.01 acre (Sign Parcel II), more or less, is more particularly shown on and is described according to Boundary & Wetland Survey of Parcel A, 10.92 Acres Malphrus Road, A Portion of The Lands Formerly Owned by K & W Investors, prepared for Stafford Colleton II, LLC by Surveying Consultants, Inc. bearing the seal and certification of Terry G. Hatchell, South Carolina Registered Land Surveyor No. 11059, dated August 7, 2001, last revised September 10, 2001.

   SAVE AND EXCEPT: That certain 0.74 acre strip conveyed to First National Bank recorded in Book 1506 at Page 2333, and as shown in Plat Book 83 at Page 158, Beaufort County Records.

                                  EXHIBIT A-1.

                                    SITE PLAN

[GRAPHIC]

                                    EXHIBIT B

                                    CONTRACTS

                                    EXHIBIT B

                                    CONTRACTS


PHASE 1

The Greenery, Inc.

general maintenance of ground, landscaping, and sweeping the parking lot


Palmetto Electric Cooperative

provide electricity and maintence of parking lot lighting

                    [PALMETTO ELECTRIC COOPERATIVE INC. LOGO]

One Cooperative Way         Hardeeville, SC 29927-5123              843-208-5551


     November 25, 2003


     Stafford Colleton, II, LLC
     80 West Wieuka Road
     Suite 302
     Atlanta, GA 30342

     Re:  Contract for Outdoor Lighting
          Low Country Village

     Gentlemen:

     Enclosed please find a copy of the fully executed Contract No. 591 in the above-referenced matter for your file.

     Thank you for your assistance and cooperation in this regard. If you have any questions or if I may be of further assistance, please do not hesitate to contact me at 208-5507.

     Sincerely,

     PALMETTO ELECTRIC COOPERATIVE, INC.


     /s/ Suzanne D. Roberts
     Suzanne D. Roberts
     Secretary, Engineering/Information Systems

     sdr/
     Encl.

                                                               [RECYCLED SYMBOL]

[YOUR TOUCHSTONE ENERGY(R) PARTNER LOGO]

                                                            Contract Number: 591
                                               Expiration Date: November 1, 2018

                                  CONTRACT FOR
                            OUTDOOR LIGHTING SERVICE


     This Contract is entered into this 1st day of November, 2003 by and between Palmetto Electric Cooperative, Incorporated, hereinafter referred to as "PALMETTO", and STAFFORD COLLETON II, LLC hereinafter referred to as "OWNER-DEVELOPER".

     NOW, THEREFORE, for and in consideration of the sum of Five and 00/100th ($5.00) Dollars, each to the other paid, the sufficiency and receipt of which are hereby acknowledged, and the other rights duties and obligations as imposed upon the parties and set out below, the parties agree as follows:

     The OWNER-DEVELOPER desires that PALMETTO install security lighting for a certain tract or tracts of land described below:

  LOW COUNTRY VILLAGE


     The OWNER-DEVELOPER agrees to pay for the following number, type, size and monthly charge as shown (see attachment for exact fixture and pole specifications):

                                                 RATE       RATE       MONTHLY
 NUMBER              TYPE & SIZE               PER UNIT    NUMBER      CHARGE
--------------------------------------------------------------------------------
   8        400w MH Shoebox (1 light/pole)     $  25.70        71     $   205.60
   8        400w MH Shoebox (2 light/pole)     $  37.89        72     $   303.12
--------------------------------------------------------------------------------

            CONSUMER AGREES TO PAY MONTHLY CHARGE OF                  $   508.72
================================================================================

                        (plus applicable S.C. sales tax)

                         THE PROMISES OF OWNER-DEVELOPER


1) OWNER-DEVELOPER agrees that in the event PALMETTO's cost increases, PALMETTO may raise the rates charged hereunder to reflect actual increases in costs of PALMETTO for supplying electrical power under this Contract, not to exceed rate increases charged to other PALMETTO lighting class customers.

2) The OWNER-DEVELOPER shall provide free of charge to PALMETTO any and all written easements necessary to construct and maintain its facilities and equipment, including but not limited to any necessary access easements, free and clear of liens and other encumbrances.

3) The OWNER-DEVELOPER agrees that they will reimburse PALMETTO for any and all direct costs associated with the OWNER-DEVELOPER's failure to carry out their duties as outlined in this Contract, and PALMETTO shall reimburse OWNER-DEVELOPER for any and all direct costs associated with PALMETTO'S failure to carry out its duties as set forth in this Contract.

4) The OWNER-DEVELOPER understands that the Contract is contingent upon a coordinated installation sequence, including water, sewer, storm drains, and paving. In the event that the paving precedes the electrical distribution system and the necessary electrical conduits have not been installed, an additional charge, based upon the cost of the additional work, may be charged to the OWNER-DEVELOPER and will be paid by the OWNER-DEVELOPER prior to the work being done by PALMETTO.

5) Any contribution-in-aid of construction required by PALMETTO for unusual conditions (road bores, parking lot bores, remove and replace existing landscaping, etc.) shall be paid in full by OWNER-DEVELOPER in advance of actual installation.

6) If the OWNER-DEVELOPER desires relocation of a light, a relocation charge will be billed to the OWNER-DEVELOPER for the amount of actual cost, both labor and materials. This charge is to be paid before the commencement of the relocation.

7) It is the responsibility of the OWNER-DEVELOPER to notify PALMETTO of any burnout or defect in the lamps or equipment.

8) The OWNER-DEVELOPER shall be required to reimburse PALMETTO for the cost of any such maintenance work which is required because of negligence or vandalism. If vandalism persists, PALMETTO reserves the right to remove the lighting system.

9) The equipment and facilities installed by PALMETTO shall remain the property of PALMETTO, and the OWNER-DEVELOPER hereby grants to PALMETTO the right to enter upon the OWNER-DEVELOPER's premises for the installation, maintenance and removal of such equipment or facilities.

10) Lighting service shall be provided only at locations which are accessible to PALMETTO's equipment for servicing purposes. The OWNER-DEVELOPER shall allow authorized representatives of PALMETTO to enter upon the OWNER-DEVELOPER's premises and to trim trees and shrubs as necessary for maintenance of the lighting equipment and for removal of the lighting equipment upon termination of service under this schedule.

1l) The OWNER-DEVELOPER may, when approved in writing by PALMETTO and attached to this Agreement and made a part thereof, make attachments or modifications to the pole. If the OWNER-DEVELOPER makes attachments or modifications to the pole, the OWNER-DEVELOPER will be responsible for actual costs of labor and materials for said attachments or modifications. If attachments or modifications cause the pole or the lighting system, including lamp, luminaire, bracket attachment, control device, and wiring, to fail prematurely, PALMETTO may require the OWNER-DEVELOPER to reimburse PALMETTO for the cost of work which is required to replace the pole and/or the lighting system. PALMETTO will not be responsible for maintenance or replacement of any attachments or modifications to the pole.

12) The OWNER-DEVELOPER shall defend, indemnify, and hold harmless PALMETTO from all claims, losses, liabilities, and expenses for personal loss, injury or death to persons and loss, damage to or destruction of PALMETTO or any other persons or entities property arising out of any work or modifications by the OWNER-DEVELOPER to PALMETTO'S lighting system.

                            THE PROMISES OF PALMETTO

13) Subject to Paragraphs 4 and 5, PALMETTO will furnish, install, operate and maintain the lighting system, including lamp, luminaire, bracket attachment, control device, poles and necessary wiring, electrically connected so that the power for operation of the light does not pass through the meter for the consumer's other usage.

14) Subject to Paragraphs 4, 5, 6, and 8, PALMETTO will maintain the lighting system, including lamp replacement, at no additional cost to the customer, as soon as practical after notification to PALMETTO by the OWNER-DEVELOPER that service has been interrupted.

15) The lighting system shall remain the property of PALMETTO, regardless whether OWNER-DEVELOPER has made a contribution-in-aid of construction until otherwise provided as in paragraph 16-b.

                                     GENERAL

16) This contract shall be for a minimum initial term of fifteen years from the commencement of service of each individual light and shall be automatically extended for successive one year terms, unless the OWNER-DEVELOPER should give written notice to PALMETTO that the OWNER-DEVELOPER elect not to renew, and in that event, OWNER-DEVELOPER shall give a minimum of one year's notice to PALMETTO. PALMETTO shall not be allowed to terminate this Contract, or any extension thereof, unless PALMETTO shall cease to do business as a provider of lighting, and in that event, PALMETTO shall give a minimum of one year's notice to the OWNER-DEVELOPER. If the OWNER-DEVELOPER terminates during the initial fifteen year term or any extension thereof, the OWNER-DEVELOPER shall agree to one of the following provisions:

          a) The OWNER-DEVELOPER will pay PALMETTO the total amount of charges in one lump sum which would be payable to PALMETTO during the remaining term of this Contract. Under this provision, all wiring, poles, lighting system, fixtures, and other miscellaneous equipment installed by PALMETTO will remain the property of PALMETTO and PALMETTO will remove the lighting system. PALMETTO may abandon some of the underground facilities (cable, conduit, etc.) in place.

                                       OR

          b) The OWNER-DEVELOPER will pay PALMETTO the depreciated in-place value of the lighting system. Under this provision, all wiring, poles, lighting system, and fixtures shall become the property of the OWNER-DEVELOPER; however, the OWNER-DEVELOPER will have to make provisions to purchase energy from PALMETTO at metering locations agreed upon by PALMETTO. The OWNER-DEVELOPER will have to pay all costs associated in establishing these new metered services in accordance with PALMETTO's commercial service policies.

17)  This Contract shall be governed by the laws of the State of South Carolina.

18) This Contract constitutes the entire agreement between the parties with respect to the subject matter thereof and shall be binding upon the heirs, executors and assigns of both parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Contract all as of the date and year first above written, and by their signatures they warrant that the individual whose signature appears below has the authority to enter into this Contract and to bind their respective parties.


                                               "PALMETTO"


/s/ Tracy O'Neal                       BY:     /s/ Daniel O. Wood
----------------------------------             ---------------------------------
(WITNESS)

                                               Daniel O. Wood
                                               ---------------------------------
                                               (PRINT SIGNATORY NAME)

/s/ Chris Buntner                      TITLE:  Dist. Manager
----------------------------------             ---------------------------------
(WITNESS)


                                               "OWNER-DEVELOPER"


/s/ [ILLEGIBLE]
----------------------------------     BY:     /s/ John G. Webster
(WITNESS)                                      ---------------------------------

                                               John G. Webster
                                               ---------------------------------
                                               (PRINT SIGNATORY NAME)

/s/ [ILLEGIBLE]                        TITLE:  Const. Mgr.
----------------------------------             ---------------------------------
(WITNESS)

                                   ATTACHMENT

                                                            Contract Number: 591

This attachment to the contract covers the following account and their specific locations.

Account Name:    Stafford Colleton II, LLC
Billing Address: 80 West Wieuka Road, Ste 302 Atlanta, GA 30342
Member Separator:

      LOCATION      TRANSFORMER                        SERVICE        RATE
#      NUMBER         STATION         POLE NUMBER       TYPE         NUMBER
--------------------------------------------------------------------------------
1                    691-10-066        691-10-068         UG           71
2                    691-10-066        691-10-069         UG           72
3                    691-10-066        691-10-070         UG           71
4                    691-09-055        691-10-071         UG           72
5                    691-09-055        691-10-072         UG           71
6                    691-09-055        691-10-073         UG           72
7                    691-09-055        691-10-074         UG           71
8                    691-09-055        691-10-075         UG           72
9                    691-09-055        691-10-076         UG           72
10                   691-09-055        691-10-077         UG           71
11                   691-09-055        691-09-056         UG           71
12                   691-09-055        691-09-057         UG           71
13                   691-09-055        691-09-058         UG           72
14                   691-09-055        691-09-059         UG           71
15                   691-09-055        691-09-060         UG           72
16                   691-09-055        691-09-061         UG           72
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42

[THE GREENERY, INC.(R) LOGO]

                   THE GREENERY, INC.
                   P.O. BOX 6569
                   Hilton Head Island
                   South Carolina 29938
                   Phone (843) 785-3848
                   FAX (843) 785-6582         Date: December 29, 2003


               COMMERCIAL LANDSCAPE MAINTENANCE CONTRACT

     CONTRACT NAME:                Stafford Properties
     CONTRACT ADDRESS:             Lowcountry Village
     BILLING ADDRESS:              Stafford Properties Inc.
                                   Attn: Joyce Scrogun - Suite 302
                                   80 W. Wieuca Road
     PROPERTY MANAGER:             Atlanta, GA  30342
     TELEPHONE:                    404/256-9100  fax 678/904-2853
                                   1/800-842-1898

The contract shall start upon approval of owner or agent and remain in effect for one full year beginning April 1, 2004. If either party to the contract fails to perform according to its obligations, it will be given written notice of the deficiency by the other party. If it fails to correct the deficiency within fourteen (14) days the contract may be canceled with 30 days written notice.

GENERAL CONDITIONS: See attached General Maintenance Procedures.

INCLUDED IN CONTRACT:

-    One day per week landscape maintenance service.
-    One day per week street sweeper.
-    Two applications of fresh pinestraw in designated beds yearly.
-    Two rotations of annuals/perennials in designated beds yearly.


          FEE: The fee for the above services shall be $ 1,585.00 per month based on a yearly contract. A deposit equal to one month is required to begin the contract. This deposit will be refunded in full when service is terminated. (A finance charge of 1 & 1/2% per month (18% per annum) will be charged to all accounts delinquent in excess of 30 days from date of billing. If it is necessary to institute suit to collect on the account, attorneys' fees and costs will be recoverable in addition to the then account balance.)


4-1-04                             /s/ Joyce Scrogun
------                             -----------------
DATE                               Joyce Scrogun

4/1/04                             /s/ Clay Kinard
------                             ---------------
DATE                               Clay Kinard
                                   Horticulturist/Supervisor


                        1973 - A GROWING TRADITION - 2004

[THE GREENERY, INC.(R) LOGO]

              THE GREENERY, INC.
              P.O. BOX 6569
              Hilton Head Island
              South Carolina 29938
              Phone (843) 785-3848
              FAX (843) 785-65S2

                          GENERAL MAINTENANCE PROCEDURE

1.   WATERING

     - Setting irrigation system for winter and summer operation if controller is accessible.

     - Repair irrigation parts damaged by Greenery personnel.

     - Crew will report obvious problems to Supervisor. Repairs or adjustments will be billed on labor and materials basis.

2.   LAWN CARE

     - Mowing: Grass will be mowed as often as necessary to maintain neat appearance. (Minimum of once weekly during growing season.)

     - Edging: Mechanical edging around plant beds, walks and drives as necessary to maintain a neat appearance.

3.   PINESTRAW

     - Pinestraw and the spread of pinestraw is an extra charge. The Greenery Inc. will recommend to regime representative or owner when pinestraw should be applied.

     - The Greenery, Inc. will spread straw upon approval of owner or regime representative at a pre-determined price.

4.   PRUNING

     - Plants: A continuous program of pruning will be performed to all shrubs and ground covers. Plants will be trimmed to promote flower development, foliage growth and shape.

     - Trees: To enhance their natural appearance, trees and palms will be maintained to a height of 10 feet. Additional work required above 10 feet will be treated as an extra charge. Large limbs or trees that fall and cannot be carried away by one man will be considered extra work. Extra work will be performed upon agreement between The Greenery, Inc. and owner or regime representative.

                        1973 - A GROWING TRADITION - 2004

5.   CLEAN UP OF LITTER

     - Walkways, patio decks, service yards and parking areas will be blown clean as needed weekly.

     - Trash and debris: This material will be disposed of in suitable location.

6.   STORM DAMAGE

     - Damage from hurricanes, lightning or extreme weather conditions (Acts of God) will not be the responsibility of The Greenery, Inc.

7.   FERTILIZATION PROGRAM

     - Grass: Grass will be fertilized 2-4 times per year (depending on variety of turf) with the appropriate fertilizer. Additional fertilizer will be applied if necessary.

     - Plants: Plants will be fertilized in spring and fall with the fertilizer ratio that will be most beneficial to the plant. Additional fertilizer to specific plants or new plantings will be applied if necessary.

8.   CHEMICAL SPRAY PROGRAM

     - Grass: Curative treatment for turf areas will include broadleaf herbicides, fungicides, and insecticides. Insecticide drench will be applied for limited control of mole crickets. If additional granular insecticide is required, owner will be advised of cost before treatment is applied.

     - Plants: Curative spray program to include contact chemicals, systemic chemicals, fungicides and miticides.

9.   WEED CONTROL

     - Weeds will be controlled on a continuous basis with chemical and mechanical methods.

10.  MISCELLANEOUS SERVICES

     - Maintenance supplies and equipment will be provided by The Greenery, Inc.

     - The Greenery, Inc. will report to owner or regime representative any repairs or maintenance items needed that are not our responsibility, i.e., pinestraw on roofs, burned out lights, dead trees or shrubs, etc.

     - Annual plantings are available in the spring and fall for an extra charge.

     - Any special additional maintenance required will be arranged between the owner or regime representative on an individual basis.

                                   EXHIBIT "C"

Phase 1 Leases

Ross Stores
Michaels
PetsMart

And the attached shop leases

LEASE SYNOPSIS


Tenant                  Quizno's

Term                    Five Years
Lease Begins               1-Jun-04
Lease Ends              Five Years after Rent Commencement
Rent Commencement       The earlier of 90 days after opening for business or 180
                        days after possession Expected December 2004 or earlier
Square Footage                1,506

                        Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Rent Annual             $ 27,108.00   $ 27,108.00    $ 27,108.00   $ 29,547.20    $ 29,547.20
Rent/SF                 $     18.00   $     18.00    $     18.00   $     19.61    $     19.61

CAM                     Full Reimbusement
Additional CAM          Includes property management fees
Taxes                   Full Reimbursement
Ins.                    Full Reimbursement

Options                 One (1) Five (5) year options
Notification            180 days

1st Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent             $ 30,434.00   $ 31,347.00    $ 32,287.00   $ 33,255.00    $ 34,253.00

2nd Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent

Security Deposit        $  2,000.00

Guarantor               Yes

Exclusives              Sub Shop

Comments                Lease out for negotiation

TI Allowance            3 month's free rent, which is included n the above
                        schedule

Comments Turning over a modified raw shell. Giving Tenant $17,700 in credits

LEASE SYNOPSIS


Tenant                  Prime Communications, LP

Term                    Five Years
Lease Begins            Upon execution
Lease Ends              90 days following delivery - Expected delivery of June
                        2001
Rent Commencement       Expected September 2004

Square Footage                   1,122


                        Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Rent Annual             $ 22,440.00   $ 23,113.20    $ 23,806.60   $ 24,520.80    $ 25,256.42
Rent/SF                 $     20.00   $     20.60    $     21.22   $     21.85    $     22.51

CAM                     Full Reimbusement
Additional CAM          Includes property management fees
Taxes                   Full Reimbursement
Ins.                    Full Reimbursement


Options                 One (1) Five (5) year options
Notification

1st Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent             $ 26,014.11   $ 26,794,54    $ 27,598.37   $ 28,426.32    $ 29,279.11

2nd Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent

Security Deposit        None

Guarantor               Tenant

Exclusives              Cellular Telpehones

Comments Lease is to be delivered to Landlord executed by Tenant on April 13, 2004

TI Allowance            $5/sf

LEASE SYNOPSIS


Tenant                  Electronic Boutique of America, Inc.

Term                    Five Years
Lease Begins            Not yet executed
Lease Ends              Five Years after Rent Commencement
Rent Commencement       Ninety days after delivery
                        Expected to be October 1, 2004
Square Footage                  966

                        Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Rent Annual             $ 20,286.00   $ 20,286.00    $ 20,286.00   $ 20,286.00    $ 20,286.00
Rent/SF                 $     21.00   $     21.00    $     21.00   $     21.00    $     21.00

CAM                     Full Reimbusement
Additonal CAM           Not sure at the moment
Taxes                   Full Reimbursement
Ins.                    Full Reimbursement


Options                 One (1) Five (5) year options
Notification            To be negotiated during lease negotiations

1st Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent             $ 22,314.60   $ 22,314.60    $ 22,314.60   $ 22,314.60    $ 22,314.60

2nd Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
                        N/A

Security Deposit        None

Guarantor               None

Exclusives              None

Comments                LOI Agreed upon

TI Allowance            None

Comments                Landlord giving Tenant white-box

LEASE SYNOPSIS


Tenant                  Kim Linh Siu

Term                    Five Years
Lease Begins                8-Jan-04
Lease Ends              Five Years after Rent Commencement
Rent Commencement       The earlier of opening for business or 30 days after
                        possession Expected to be July 1, 2004
Square Footage                 1,074

                        Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Rent Annual             $ 18,258.00   $ 18,258.00    $ 18,258.00   $ 18,258.00    $ 18,258.00
Rent/SF                 $     17.00   $     17.00    $     17.00   $     17.00    $     17.00

CAM                     Full Reimbusement
Additonal CAM           Includes property management fees
Taxes                   Full Reimbursement
Ins.                    Full Reimbursement


Options                 One (1) Five (5) year options
Notification            120 days

1st Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent             $ 18,806.00   $ 19,370.00    $ 19,951.00   $ 20,550.00    $ 21,166.00

2nd Option              Yr 1          yr 2           Yr 3          Yr 4           Yr 5
Annual Rent

Security Deposit        $   1,749.87

Guarantor               Kim Linh Siu

Exclusives              Nail Salon

TI Allowance            None

Comments                Executed

LEASE SYNOPSIS


Tenant                  Voegtle Enterprises, Inc.

Term                    Five Years
Lease Begins               19-Mar-04
Lease Ends              Five Years after Rent Commencement
Rent Commencement       The earlier of opening for business or 90 days after
                        possession Expected to be August 1, 2004
Square Footage                 1,107

                        Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Rent Annual             $ 19,372.50   $ 19,373.00    $ 19,373.00   $ 193,373.00   $ 19,373.00
Rent/SF                 $     17.50   $     17.50    $     17.50   $      17.50   $     17.50

CAM                     Full Reimbusement
Additonal CAM           Includes property management fees
Taxes                   Full Reimbursement
Ins.                    Full Reimbursement


Options                 Two (2) Five (5) year options
Notification            120 days

1st Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent             $ 21,310.00   $ 21,310.00    $ 21,310.00   $ 21,310.00    $ 21,310.00

2nd Option              Yr 1          Yr 2           Yr 3          Yr 4           Yr 5
Annual Rent             $ 23,446.00   $ 23,446.00    $ 23,446.00   $ 23,446.00    $ 23,446.00

Security Deposit        $ 1,826.55

Guarantor               Bill Voegtle

Exclusives              Discount Hair Salon

Comments                Executed

TI Allowance            None

Comments Landlord building to include 200 amp panel, demising walls, HVAC ready for Tenant distribution, and utilities stubbed to the Premises.

                                    EXHIBIT D

                              SCHEDULE OF LICENSES


Building Permit

Certificate of Occupany

                         Beaufort County, South Carolina
                               DEVELOPMENT PERMIT
                      Zoning and Development Administration

Permit Number  4093             Zone  CR                    Date issued  3/12/03

Development Name  LOW COUNTRY VILLAGE - PHASE I

Development Address/Location  U.S HWY 278, BLUFFTON

District/Map/Parcel Number 600-40-310, 7 Acreage 19.83 Type of Development COMMERCIAL

             THIS PERMIT CERTIFIES THAT THE ABOVE NAMED DEVELOPMENT
              HAS MET AND IS IN ACCORDANCE WITH THE BEAUFORT COUNTY
                   ZONING AND DEVELOPMENT STANDARDS ORDINANCE

                                         BY: /s/ Hillary Austin
                                            --------------------
                                            Zoning and Development Administrator

CONDITIONS OF PERMIT APPROVAL:


     1. All tree aeration systems and tree protection barriers must be constructed first and authorization to proceed requested and granted prior to further site work and issuance of a Beaufort County Building Permit. Upon completion or tree aeration systems and barriers, applicant should contact the County Engineers Office to request an inspection and authorization to proceed.

     2. All permits expire one (1) year from the date of approval unless substantial improvement has occurred. Applicant may request a one time extension of six (6) months, no later than one month prior to the expiration the permit.

     3. Subdivision approvals are for construction of infrastructure only unless infrastructure bonding has been posted and accepted and Final Approval certified on the final subdivision plat.

     4. Subdivision plats may not be recorded and sale of lots is not permitted until Final Approval is affixed and certified on the final subdivision plat and the plat duly recorded by the Registrar of Deeds.

     5. Commercial, Industrial and Institutional projects may not be occupied until a Final Certificate of Compliance has been issued. The developer nor agents should request a final certificate of compliance inspection until all site work has been completed. The County Engineers office should be contacted for all inspections.

     6. Any deviations from the approved plans must be approved by the DRT prior to construction.

     7. A landscape survival bond is required for all landscape materials planted or relocated on site prior to Certificate of Compliance.

     8. Subdivision infrastructure bonding is for a maximum of one (1) year. In order to obtain release of bond, all infrastructure must be completed within one (1) year and a Final Certificate of Compliance Inspection requested.

     9. All bonding shall be in the form of Cash, Certified Check, Irrevocable Bank Letter of Credit or Surety Bond.

[LOGO]

BEAUFORT COUNTY INSPECTION DEPARTMENT                DATE ISSUED: [ILLEGIBLE]
P.O. Drawer 1228
Beaufort, SC 29901-1228
OFFICE (843) 470-2680
FAX (843) 470-2686

                            CERTIFICATE OF OCCUPANCY

                            PERMIT NUMBER:  B-231362

PIN:            R600 040 000 0007 0000                  LOT:   SHELL


BUILDING
LOCATION        30 MALPHRUS ROAD
                        (LOW COUNTRY VILLAGE)

SUBDIVISION:    BLUFFTON                                FLOOD ZONE:   C

                                                        ELEVATION:

APPLICANT INFORMATION
NAME:    INC,STAFFORD PROPERTIES                     PHONE:
ADDRESS: 80 W WIEUCA RD ATLANTA, GA 30342

GENERAL CONTRACTOR INFORMATION
NAME:    DOOLEY & MACK CONST                         PHONE:
ADDRESS: 204 4550 ATWATER CT BUFORD, GA 30518


OCCUPANCY: Commercial                           TO BE USED AS Mercentile

DATE OF COUNTY ISSUANCE: 24 Nov 2003

This is to certify that the structure as described above is in accordance with the standard building code and/or the one and two family code including all related codes or ordinances adopted by Beaufort County. It is further declared that the structure has been inspected and/or compliance has been determined by other means as allowed by code and has been found to be reasonably sound and mechanically safe for human occupancy. The above is a statement of the condition of the structure at issuance of the Certificate of Occupancy and should not be construed as being all inclusive

                                                          [SEAL]
                                            BEAUFORT COUNTY BUILDING DEPARTMENT

                                                  Not Valid Without Seal

[LOGO]

BEAUFORT COUNTY INSPECTION DEPARTMENT                DATE ISSUED: 19 Dec 2003
P.O. Drawer 1228
Beaufort, SC 29901-1228
OFFICE (843) 470-2680
FAX (843) 470-2686

                            CERTIFICATE OF OCCUPANCY

                            PERMIT NUMBER:  B-231664

PIN:            R600 040 000 0310 0000                  LOT:  PETS MART

BUILDING
LOCATION        30 MALPHRUS ROAD

SUBDIVISION:    BLUFFTON                                FLOOD ZONE:  C

                                                        ELEVATION:

APPLICANT INFORMATION
NAME:    INC,STAFFORD PROPERTIES                     PHONE:
ADDRESS: 80 W WIEUCA RD ATLANTA, GA 30342

GENERAL CONTRACTOR INFORMATION
NAME:    DOOLEY & MACK CONST                         PHONE:
ADDRESS: 204 4550 ATWATER CT BUFORD, GA 30518


OCCUPANCY:  Commercial / alteration             TO BE USED AS Mercentile

DATE OF COUNTY ISSUANCE: 19 Dec 2003

This is to certify that the structure as described above is in accordance with the standard building code and/or the one and two family code including all related codes or ordinances adopted by Beaufort County. It is further declared that the structure has been inspected and/or compliance has been determined by other means as allowed by code and has been found to be reasonably sound and mechanically safe for human occupancy. The above is a statement of the condition of the structure at issuance of the Certificate of Occupancy and should not be construed as being all inclusive


                                                          [SEAL]
                                            BEAUFORT COUNTY BUILDING DEPARTMENT

                                                  Not Valid Without Seal

[LOGO]

BEAUFORT COUNTY INSPECTION DEPARTMENT                DATE ISSUED: 17 Dec 2003
P.O. Drawer 1228
Beaufort, SC 29901-1228
OFFICE (843) 470-2680
FAX (843) 470-2686

                            CERTIFICATE OF OCCUPANCY

                            PERMIT NUMBER:  B-232359


PIN:            R600 040 000 0310 0000                  LOT:  ROSS STORE

BUILDING
LOCATION        30  MALPHRUS  ROAD

SUBDIVISION:    BLUFFTON                                FLOOD ZONE:

                                                        ELEVATION:

APPLICANT INFORMATION
NAME:    INC,STAFFORD PROPERTIES                      PHONE:
ADDRESS: 80 W WIEUCA RD ATLANTA, GA 30342

GENERAL CONTRACTOR INFORMATION
NAME:    DOOLEY & MACK CONST                         PHONE:
ADDRESS: 204 4550 ATWATER CT BUFORD, GA 30518


OCCUPANCY: Commercial / alteration              TO BE USED AS Mercentile

DATE OF COUNTY ISSUANCE: 17 Dec 2003

This is to certify that the structure as described above is in accordance with the standard building code and/or the one and two family code including all related codes or ordinances adopted by Beaufort County. It is further declared that the structure has been inspected and/or compliance has been determined by other means as allowed by code and has been found to be reasonably sound and mechanically safe for human occupancy. The above is a statement of the condition of the structure at issuance of the Certificate of Occupancy and should not be construed as being all inclusive


                                                          [SEAL]
                                            BEAUFORT COUNTY BUILDING DEPARTMENT

                                                  Not Valid Without Seal

[LOGO]

BEAUFORT COUNTY INSPECTION DEPARTMENT                DATE ISSUED: 17 Dec 2003
P.O. Drawer 1228
Beaufort, SC 29901-1228
OFFICE (843) 470-2680
FAX (843) 470-2686

                            CERTIFICATE OF OCCUPANCY

                            PERMIT NUMBER:  B-231444

PIN:            R600 040 000 0310 0000                  LOT:  MICHAEL'S STORE

BUILDING
LOCATION        30 MALPHRUS ROAD


SUBDIVISION:    BLUFFTON                                FLOOD ZONE:  C

                                                        ELEVATION:

APPLICANT INFORMATION
NAME:    INC,STAFFORD PROPERTIES                     PHONE:
ADDRESS: 80 W WIEUCA RD ATLANTA, GA 30342

GENERAL CONTRACTOR INFORMATION
NAME:    DOOLEY & MACK CONST                         PHONE:
ADDRESS: 204 4550 ATWATER CT BUFORD, GA 30518


OCCUPANCY: Commercial / alteration              TO BE USED AS Mercentile

DATE OF COUNTY ISSUANCE: 17 Dec 2003

This is to certify that the structure as described above is in accordance with the standard building code and/or the one and two family code including all related codes or ordinances adopted by Beaufort County. It is further declared that the structure has been inspected and/or compliance has been determined by other means as allowed by code and has been found to be reasonably sound and mechanically safe for human occupancy. The above is a statement of the condition of the structure at issuance of the Certificate of Occupancy and should not be construed as being all inclusive


                                                          [SEAL]
                                            BEAUFORT COUNTY BUILDING DEPARTMENT

                                                  Not Valid Without Seal

CERTIFICATE OF        DISTRIBUTION TO:
SUBSTANTIAL           OWNER                  /X/
COMPLETION            ARCHITECT              / /
                      CONTRACTOR             /X/
                      FIELD                  / /
AIA DOCUMENT G704     TENANT                 /X/

PROJECT:  PET SMART - LOW COUNTRY VILLAGE               ARCHITECT:    CNNA - CHRIS NARDONE

(NAME, ADDRESS)  30 MALPHRUS ROAD - SUITE 106     ARCHITECTS PROJECT NUMBER:        A00112
                 BLUFFTON, SC 29910

TO (OWNER):                                       CONTRACTOR:              DOOLEY & MACK

       STAFFORD COLLETON, LLC                     CONTRACT FOR:   GROUND UP CONSTRUCTION
       80 WEST WIEUCA RD
       ATLANTA, GA 30342                          CONTRACT DATE:       FEBRUARY 26, 2003

DATE OF ISSUANCE:    DECEMBER 22, 2003

PROJECT OR DESIGNATED PORTION SHALL INCLUDE, BUT IS NOT LIMITED TO THE
FOLLOWING:
SITE WORK AND BUILDING CONSTRUCTION AS SHOWN IN THE CONTRACT DOCUMENTS DATED MAY 30, 2003 AND ALL REVISIONS THEREAFTER.

THE WORK PERFORMED UNDER THIS CONTRACT HAS BEEN REVIEWED AND FOUND TO BE SUBSTANTIALLY COMPLETE. THE DATE OF SUBSTANTIAL COMPLETION ON THE PROJECT OR PORTION THEREOF DESIGNATED ABOVE IS HEREBY ESTABLISHED AS

                                DECEMBER 17, 2003

WHICH IS ALSO THE DATE OF COMMENCEMENT OF APPLICABLE WARRANTIES REQUIRED BY THE CONTRACT DOCUMENTS, EXCEPT AS STATED BELOW.

                  DEFINITION OF DATE OF SUBSTANTIAL COMPLETION

THE DATE OF SUBSTANTIAL COMPLETION OF THE WORK OR DESIGNATED PORTION THEREOF IS THE DATE CERTIFIED BY THe ARCHITECT WHEN CONSTRUCTION IS SUFFICIENTLY COMPLETE, IN ACCORDANCE WITH THE CONTRACT DOCUMENTS, SO THE OWNER CAN OCCUPY OR UTILIZE THE WORK OR DESIGNATED PORTION TEREOF FOR THE USE FOR WHICH IT IS INTENDED, AS EXPRESSED IN THE CONTRACT DOCUMENTS.

TWO LISTS OF ITEMS TO BE COMPLETED OR CORRECTED, PREPARED BY THE CONTRACTOR AND VERIFIED AND AMENDED BY THE ARCHITECT, OWNER & TENANT'S PER. WERE ISSUED UNDER SEPARATE COVER BY OTHERS (JOHN CAMPBELL & JOHN WEBSTER). THE FAILURE TO INCLUDE ANY ITEMS ON SUCH LIST DOES NOT ALTER THE RESPONSIBILITY OF THE CONTRACTOR TO COMPLETE ALL WORK IN ACCORDANCE WITH THE CONTRACT DOCUMENTS. THE DATE OF COMMENCEMENT OF WARRANTIES FOR ITEMS ON THE ATTACHED LIST WILL BE THE DATE OF FINAL PAYMENT UNLESS OTHERWISE AGREED TO IN WRITING.

     CNNA                                       /s/ [ILLEGIBLE]              12/22/03
------------------------------------------   ---------------------------     -------------
ARCHITECT                                    BY                              DATE

THE CONTRACTOR WILL COMPLETE OR CORRECT THE WORK ON THE LISTS OF ITEMS MENTIONED ABOVE WITHIN 14 DAYS FROM THE ABOVE DATE OF SUBSTANTIAL COMPLETION.

Dooley and Mack Contractor [ILLEGIBLE]          /s/ [ILLEGIBLE]              1/23/04
------------------------------------------   ---------------------------     -------------
CONTRACTOR                                   BY                              DATE

THE OWNER/TENANT ACCEPTS THE WORK OR DESIGNATED PORTION THEREOF AS SUBSTANTIALLY COMPLETE AND WILL ASSUME FULL POSSESSION THEREOF

AT                                      (TIME) ON                        (DATE).

STAFFORD COLLECTION, LLC                        /s/ [ILLEGIBLE]              1/22/04
------------------------------------------   ---------------------------     -------------
OWNER                                        BY                              DATE

THE RESPONSIBILITIES OF THE OWNER AND THE CONTRACTOR FOR SECURITY, MAINTENANCE, HEAT, UTILITIES, DAMAGE TO THE WORK AND INSURANCE SHALL BE AS FOLLOWS:
          (NOTE-OWNER'S AND CONTRACTOR'S LEGAL AND INSURANCE COUNSEL SHOULD
                 DETERMINE AND REVIEW INSURANCE REQUIREMENTS AND COVERAGE; CONTRACTOR SHALL SECURE CONSENT OF SURETY COMPANY, IF ANY)

AIA DOCUMENT G801 - CERTIFICATE OF SUBSTANTIAL COMPLETION - APRIL 1997 EDITION - AIA (R) -
(C)1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVE., N.W.
WASHINGTON, D.C. 20006                                                 G704-1997

                                    EXHIBIT D

                              SCHEDULE OF LICENSES

Phase II

"None"

                                    EXHIBIT E

                              NON-FOREIGN AFFIDAVIT

STATE of           }
                   } SS.
COUNTY OF          }

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _____________, the undersigned hereby certifies on behalf of ________________________ ("TRANSFEROR"), being first duly sworn on oath, and under penalty of perjury, hereby certifies as follows:

     1. The undersigned is the manager of the Transferor, which is the owner of the real property located at _____________________________, which real property is legally described on Exhibit A attached hereto and made a part hereof (the "PROPERTY").

     2.   The Property is being transferred to ___________________________, a(n)
          _________________________.

     3. Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign limited liability company, foreign estate or foreign person, as those terms are defined in the Internal Revenue Code and the Income Tax Regulations.

     4. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii).

     5.   The office address of Transferor is ______________________________.

     6.   The United States taxpayer identification number of Transferor is
          _________________.

     Transferor understands that this certification may be disclosed to the Internal Revenue Service by _______________, and that any false statement contained herein could be punished by fine, imprisonment or both.

     IN WITNESS WHEREOF, this Non-Foreign Affidavit has been executed as of the _____ day of _______________, 2004.

                                   TRANSFEROR;

                                   --------------------------------------

                                   --------------------------------------

                                    EXHIBIT F

                              SURVEY CERTIFICATION

CERTIFIED TO:   Inland Real Estate Acquisitions, Inc., its successors and
                assigns
                Stafford Colleton, LLC
                Chicago Title Insurance Company
                [Name of Entity Acquiring the Property], its successors and assigns
                [Name of Lender], is successors and assigns

The undersigned does hereby certify that (i) this survey was made upon the ground of the property reflected hereon on ______________, 2004 under my supervision, for the benefit of and reliance by Stafford Colleton, LLC, Inland Real Estate Acquisitions, Inc., its successors and assigns, [Name of the individual property owner], its successors and assigns, Chicago Title Insurance Company, and [Name of Lender] and correctly shows and represents the property reflected hereon (including the gross square footage thereof) and the locations of all buildings, structures and other improvements (including the gross square footage thereof) and visible items (including all parking spaces (and a count thereof) located upon the property and the sizes of such parking spaces) and known utilities located thereon, and the relation of all such buildings, structures and other improvements to the property lines of the property reflected hereon; (ii) the description of the property contained hereon is correct and the physical evidence of boundary lines and lines of possession or occupancy have been shown and proper notation made where in conflict with the legal description, and such boundary lines Aclose by engineering calculations;
(iii) the property reflected hereon has physical and legal access to and from a dedicated public roadway, and the public roads, highways, streets and alleys running adjacent to or upon the property reflected hereon are shown; (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments (from the property reflected hereon onto any adjacent property, including streets, roadways and alleys, and/or from any adjacent property, including streets, roadways and alleys, onto the property reflected hereon), visible improvements, overlapping of improvements, set-back and/or building lines, easements (and no evidence on the ground of use of the property that might suggest a possible claim of easement), rights-of-way, drainage ditches, power lines or roadways that affect the property reflected hereon, or, to the undersigned=s knowledge, after diligent inquiry, platted utilities that affect the property reflected hereon; (v) there are no gaps, gores, or overlaps between parcels or roads, highways, streets, or alleys and all parcels that comprise the property reflected hereon are contiguous; (vi) the property reflected hereon is a separate tax lot; (vii) all utilities for the operation of the property reflected hereon are available at the lot lines, enter said tract through said tract at adjoining public streets and do not run through or under any buildings or improvements not located on the property reflected hereon; (viii) there are no violations of zoning ordinances, restriction or other regulations with reference to the location of all buildings, structures and improvements situated on the property reflected hereon and the number and configuration of parking spaces; (ix) the gross and net areas (both acreage and square footage) shown hereon are correct and there are no boundary line discrepancies and no deficiencies in the quantity of the land described in the legal description of the property reflected; (x) this property lies in Flood Zone ________ according to Flood Insurance Rate Maps for the City of ________, Community Panel No. _____________, dated ______________ and issued by the Federal Emergency Management, and (xi) this survey conforms with the "Minimum Standard Detail Requirements of ALTA/ACSM Land Title Surveys", jointly established and adopted by American Land Title Association ("ALTA") and American Congress on Surveying and Mapping ("ACSM") in 1999, and includes Table "A" items 1, 2, 3, 4, 6, 7(a)-(c), 8, 9, 10, 11(a) and (b), 13, 14, 15 and 16 therein. This Survey correctly shows (i) the zoning classification of the Property, (ii) the permitted uses within such classification, (iii) the parking requirements of the zoning code applicable to the subject property, and (iv) the source of such information. Pursuant to the Accuracy Standards as adopted by ALTA and ACSM and in effect on the date of this certification, the undersigned further certifies that proper field procedures, instrumentation and adequate survey personnel were employed in order to achieve results comparable to those outlined in the AMinimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.

[Surveyor's Name]

By:
   ---------------------------------
Date:
     -------------------------------

Registered Land Surveyor No.______
Date of Survey:___________________


ADDITIONAL SURVEY REQUIREMENTS:

The Survey also shall include and depict the following matters: (a) zoning classification of the Real Property and all uses permitted under such zoning classification; (b) all zoning and recorded setback requirements and building height requirements; (c) zoning parking requirements (including handicapped requirements); (d) height and square footage of all buildings located upon the Real Property; (e) number and size of parking spaces (including handicapped), all of which must be shown on the plat as striped; (f) metes and bounds legal description of the Real Property; (g) list of all title exceptions referenced in the Preliminary Commitment; (h) all matters referenced in the Preliminary Commitment must be accurately depicted on the plat, or, if not plottable, the surveyor should indicate the same; (i) a statement from the surveyor that the Real Property has access to publicly dedicated roadways, and identifying such roadways by name; (j) a list of any encroachments from the Real Property onto adjacent property, from adjacent property onto the Real Property, and of any building or other structures on the Real Property onto or over any easements that encumber the Real Property or any building/setback lines; (k) a list of all tax parcel identification numbers relating to the Property (together with a statement that such parcel numbers constitute all of the parcel numbers related to the Property and such parcel numbers do not relate to any other property);
(l) a statement that the property depicted on the Survey is the same property described in the Preliminary Commitment; (m) the distances from all buildings located upon the Property to all Property lines; (n) the location of all utilities servicing the Property, including, without limitation, sewer, water, gas, electric and telephone, to the point of connection with the public system to the extent visible on the ground or based upon information known or provided to the surveyor; and (o) any other matters required by any lender providing financing for the property.

                                    EXHIBIT G

                          FORM OF ESTOPPEL CERTIFICATE

TO: Inland Real Estate Acquisitions, Inc., and its successors and assigns [Name of Prospective Property Owner], its lender and their respective successors and assigns
       2901 Butterfield Road
       Oak Brook, Illinois 60523

RE:    [ADDRESS OF THE PROPERTY] (the "Property")

Ladies and Gentlemen:

       The following statements are made with the knowledge that Inland Real Estate Acquisitions, Inc., [Name of Prospective Property Owner], and their respective successors and assigns (individually and collectively, as applicable, APurchaser"), their respective lenders and/or investors, and their respective successors and assigns, are relying on them in connection with the acquisition of the Property by Purchaser and, in connection therewith, the assignment of the Lease (defined below) to Purchaser, and Purchaser and its respective lenders, successors, assigns and successor owners of the Property may rely on such statements for that purpose.

       The undersigned ("Tenant"), being the Tenant under the Lease covering certain premises (the ALeased Premises") in the Property, hereby certifies, represents, warrants, covenants and agrees as follows:

       1. Tenant is the tenant under a Lease with ________________ ("Landlord") dated _____________________ [INSERT THE TITLE AND DATE OF, AND DATE OF ALL AMENDMENTS, MODIFICATIONS AND ANY OTHER AGREEMENTS RELATING TO, THE LEASE, i.e.Y, Aas amended by that certain First Amendment, dated ____________...] (collectively, the "Lease"). The Lease demises to Tenant approximately _____________ (_________) square feet in the Property. The initial term of the Lease commenced on __________, 20____, and will expire on ______________,
_____________, exclusive of unexercised renewal options and extension options contained in the Lease. Tenant has ___ options to extend the term of the Lease for ______ years. There have been no other amendments, modifications, revisions or supplements to the Lease, and there are no other agreements of any kind between Landlord and Tenant regarding the Leased Premises.

       2. The Lease has been duly authorized and executed by Tenant and is in good standing and in full force and effect. Attached is a true, correct and complete copy of the Lease.

       3. Tenant has accepted, is in sole possession of, and is presently occupying the Leased Premises. The Lease has not been hypothecated or assigned by operation of law or otherwise by Tenant and no subleases, concession agreement, license, use or other occupancy agreement covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant except _______________________.

       4. Tenant commenced paying rent on ___________, 20____. Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of ________ Dollars ($_______), payable in advance, in equal monthly installments of _________________ Dollars ($______). The Lease provides for Tenant to pay to Landlord as additional rent _____ percent (____%) of operating expenses, common area maintenance charges, insurance premiums and real property taxes ("Tenant's Share"). Tenant currently is paying, monthly, in advance, as additional rent under the Lease, equal installments (as estimated by Landlord pursuant to the Lease) of the Tenant's Share in the amount of $____________. Percentage Rent for the last fiscal year of Tenant ending _______, 20____ in the amount of ______ Dollars ($______), based on Tenant's gross receipts (as defined in the Lease) of ($______), has been paid by Tenant to Landlord. All rent has been paid under the Lease through _______________, 20____. No rent under the Lease has been paid more than (1) month in advance, and no other sums have been deposited with Landlord other than ______________ Dollars ($_______) deposited as security under the Lease. Such security deposit is not subject to any set-off or reduction or any increase for interest or other credit due to Tenant. Tenant is entitled to no rent abatement, concessions, free rent, allowances for improvements, refurbishment or otherwise or other similar compensation in connection with renting the Leased Premises except as follows: _______________. Tenant has no setoffs, claims or defenses to the enforcement of the Lease by Landlord and no deductions or credits against rent under the Leases except as follows: ___________________________. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, nor has Landlord provided financing for, made loans or advances to, or invested in Tenant's business.

       5. Neither Landlord nor Tenant is in default under the Lease beyond any applicable cure period and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default. As of the date of this estoppel certificate, there is no dispute between Landlord and Tenant, and there is no litigation between Landlord and Tenant with respect to the Lease or the Leased Premises, and there has been no litigation between Landlord (or any predecessor landlord) and Tenant with respect to the Lease or the Leased Premises or Tenant's use and occupancy thereof. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Leased Premises or the Property.

       6. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, (b) any option to expand the Leased Premises or to lease additional space within the Property, (c) any right of first refusal on any space at the Property, or (d) any option or right of first refusal to purchase the Leased Premises or the Building or any part thereof. Tenant has no option to terminate the Lease as to the Leased Premises or any part or portion thereof prior to its stated expiration except as follows:
___________________________.

       7. All obligations and conditions under the Lease to be performed to date by Landlord have been satisfied, free of defenses and set-offs, including all construction work and tenant improvements in the Leased Premises, and Landlord has made all contributions, if any, required of Landlord under the Leases. Landlord is not obligated to provide or construct any further tenant improvements or other tenant allowances except as follows:
______________________________________________.

       8. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Leased Premises or the Leases or the rents thereunder except _________________. Tenant has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of the Property,
(b) admitted in writing its inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.

       9. Tenant agrees that it shall seek recourse only against Landlord (and not Purchaser or any party related to Purchaser) regarding any defects in the construction of the Property and/or any tenant build out or improvements required to be constructed by the landlord under the Lease.

       EXECUTED as of the _____ day of ___________, 2004.

TENANT

                           , d/b/a
---------------------------       ----------------------

                           ,
---------------------------

By:
Name:
Title:


       The undersigned Guarantor of the Lease hereby certifies as of the date hereof to Purchaser and its successors and assigns, and their lenders and/or investors, and their successors and assigns, that that certain Guaranty of Lease made by Guarantor for the benefit of Landlord and dated ____________, is in full force and effect and has not been amended or modified and that the undersigned Guarantor has no claims or defenses under such Guaranty or Lease or otherwise is respect to their performance in full of all terms, covenants, conditions and agreements of such Guaranty of Lease.


                                        -------------------------------

                                        -------------------------------

                                    EXHIBIT H

                               GENERAL ASSIGNMENT

       This GENERAL ASSIGNMENT (the "ASSIGNMENT") is made and entered into this _____ day of ____________, 2004, by _____________________, a Delaware limited liability company ("ASSIGNOR") and _________________________, a ________________
___________________________ ("ASSIGNEE").

                                R E C I T A L S:

       A. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale dated as of_________________, 2004 (the "PURCHASE AGREEMENT") relating to the sale of that certain tract of land together with the improvements thereon (the "PROPERTY") located at _______________________________ ___________________________________, and being legally described in EXHIBIT A, attached hereto and made a part hereof.

       B. In connection with the conveyance of the Property to Assignee, Assignor and Assignee desire to execute and deliver this general Assignment assigning all of Assignor's right, title and interest in and to the items identified below to Assignee.

            NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and agreed by Assignor, the parties hereby agree as follows:

       1. RECITALS; DEFINED TERMS. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference. Capitalized terms used in this Assignment and not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement.

       2. ASSIGNMENT BY ASSIGNOR. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to all of the contracts, licenses, warranties, permits, intangible personal property and other items listed on EXHIBIT B attached hereto and made part hereof (collectively, the "Assigned Property").

       3. INDEMNITY BY ASSIGNOR. Assignor does hereby agree to indemnify, hold harmless and defend Assignee harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of any failure by Assignor to perform or observe the obligations, covenants, terms and conditions of or under the Assigned Property, to the extent arising prior to the date hereof.

       4. ASSUMPTION BY ASSIGNEE. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of the owner under the Assigned Property arising from and after the date hereof.

       5. INDEMNITY BY ASSIGNEE. Assignee does hereby agree to indemnify, hold harmless and defend Assignor from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of any failure of Assignee to perform or observe, and Assignee's performance and observance of, the obligations, duties, covenants, terms and conditions assumed by Assignee hereunder, to the extent arising from and after the date hereof.

       6. COUNTERPARTS. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

       7. DISPUTE. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

       8. SUCCESSORS. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                            (SIGNATURE PAGE FOLLOWS)

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

                    ASSIGNOR:
                                    ---------------------------------------
                                    By:
                                           --------------------------------
                                    Name:
                                           --------------------------------
                                    Title:
                                           --------------------------------


                    ASSIGNEE:                                              ,
                                    ---------------------------------------
                                    a
                                     --------------------------------------

                                    BY:
                                           --------------------------------
                                    NAME:
                                           --------------------------------
                                    TITLE:
                                           --------------------------------


                                    EXHIBITS

                  EXHIBIT A:  LEGAL DESCRIPTION OF THE PROPERTY
                  EXHIBIT B:  LIST OF ASSIGNED PROPERTY

                                    EXHIBIT B

1. All licenses, registrations, certificates, permits, approvals and other governmental authorizations relating to the construction, operation, use or occupancy of the Property and the buildings and other improvements located thereon, or any portion thereof;

2. All of Assignor's right, title and interest in and to all logos, designs, trade names, trademarks, service marks, copyrights and other intangible personal property relating to the Property, including, without limitation the name "Low Country Village Shopping Center" and any other name or names by which the Property is commonly known or referred;

3. All of Assignor's right, title and interest in and to all warranties and guaranties, if any, relating to the personal property located on the Property or in the buildings and other improvements located thereon;

4. All of Assignor's right, title and interest in and to the contracts listed on Exhibit B-1 attached hereto and made a part hereof; and

5. All of Assignor's right, title and interest in and to all as-built plans and specifications, construction drawings, and engineering plans and studies relating to the Property.

                                    EXHIBIT I

                           ASSIGNMENT OF TENANT LEASES

     This ASSIGNMENT OF TENANT LEASES (the "ASSIGNMENT") is made and entered into this ________ day of _____________, 2004, by __________________, a Delaware
limited liability company ("ASSIGNOR") and _______________________, a __________
("ASSIGNEE").

                                R E C I T A L S:

     A. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale dated as of ________, 2004 (the "PURCHASE AGREEMENT") relating to the sale of that certain tract of land together with the improvements thereon (the "PROPERTY") located at _________________________, and being legally described in EXHIBIT A, attached hereto and made a part hereof.

     B. In connection with the conveyance of the Property to Assignee, Assignor and Assignee desire to execute and deliver this Assignment of Tenant Leases assigning all of Assignor's right, title and interest in and to the items identified below to Assignee.

          NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and agreed by Assignor, the parties hereby agree as follows:

     1. RECITALS; DEFINED TERMS. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference. Capitalized terms used in this Assignment and not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement.

     2. ASSIGNMENT BY ASSIGNOR. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to (i) the Tenant Leases listed on EXHIBIT B attached hereto and made part hereof, and (ii) the security deposits paid to and held by Assignor which have not been heretofore forfeited, credited or returned to the respective tenant, which security deposits hereby assigned are in the amounts as set forth on EXHIBIT B attached hereto.

     3. INDEMNITY BY ASSIGNOR. Assignor does hereby agree to indemnify, hold harmless and defend Assignee harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of any failure by Assignor to perform or observe the obligations, covenants, terms and conditions of and under the Tenant Leases, to the extent arising prior to the date hereof.

     4. ASSUMPTION BY ASSIGNEE. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of the landlord under the Tenant Leases arising from and after the date hereof.

     5. INDEMNITY BY ASSIGNEE. Assignee does hereby agree to indemnify, hold harmless and defend Assignor from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of any failure of Assignee to perform or observe, and Assignee's performance and observance of, the obligations, duties, covenants, terms and conditions assumed by Assignee hereunder, to the extent arising from and after the date hereof.

     6. COUNTERPARTS. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

     7. DISPUTE. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

     8. SUCCESSORS. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                            (SIGNATURE PAGE FOLLOWS)
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

                           ASSIGNOR:
                                         ------------------------------------
                                         By:
                                                --------------------------
                                         Name:
                                                --------------------------
                                         Title:
                                                --------------------------


                           ASSIGNEE:
                                         ---------------------------------,
                                         a
                                          --------------------------------

                                         By:
                                                --------------------------
                                         Name:
                                                --------------------------
                                         Title:
                                                --------------------------


                                    EXHIBITS

                  EXHIBIT A: LEGAL DESCRIPTION OF THE PROPERTY
                  EXHIBIT B: LIST OF TENANT LEASES AND SECURITY DEPOSITS

                                    EXHIBIT J

                              FORM OF BILL OF SALE

     This BILL OF SALE (the "Bill of Sale") is made and entered into this ______ day of _______________, 2004, by __________________, a ____________ ("ASSIGNOR")
and ___________________, a ____________________ ("ASSIGNEE").

                                R E C I T A L S:

     A. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale dated as of ________, 2004 (the "PURCHASE AGREEMENT") relating to the sale of that certain tract of land together with the improvements thereon (the "PROPERTY") located at _____________________, and being legally described in EXHIBIT A, attached hereto and made a part hereof.

     B. In connection with the conveyance of the Property to Assignee, Assignor and Assignee desire to execute and deliver this Bill of Sale assigning all of Assignor's right, title and interest in and to the items identified below to Assignee.

          NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and agreed by Assignor, the parties hereby agree as follows:

     1. RECITALS; DEFINED TERMS. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference. Capitalized terms used in this Assignment and not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement.

     2. ASSIGNMENT. Assignor does hereby assign, transfer, convey and set over to Assignee all of Assignor's right, title and interest in, to and under all Tangible Personal Property. Assignor hereby represents and warrants to Assignee that Assignor is the absolute owner of said personal property, that said personal property is free and clear of all liens, charges and encumbrances, and that Assignor has full right, power and authority to sell said personal property and to make this Bill of Sale. The Tangible Personal Property is in a used condition, and Assignor is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Tangible Personal Property. Assignor makes no representations, express or implied as to the condition or state of repair of the Tangible Personal Property, including warranties of fitness or merchantability, it being expressly understood that the Tangible Personal Property is being conveyed to Assignee in its present "AS IS, WHERE IS" condition and with all faults. By acceptance of delivery of the Tangible Personal Property, Assignee affirms that it has not relied on Assignor's skill or judgment to select or furnish said Tangible Personal Property for any particular purpose, and that Assignor makes no warranty that said Tangible Personal Property is fit for any particular purpose and that there are no representations or warranties, express, implied or statutory.

                            (SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed as of the day and year first above written.

                                         ASSIGNOR:

                                         --------------------------

NOTARY

                                    EXHIBITS

                  EXHIBIT A: LEGAL DESCRIPTION OF THE PROPERTY

                                    EXHIBIT K

                               SELLER'S AFFIDAVIT

                         South Carolina Withholding Tax
               S.C. Code Section 12-8-10 through 12-8-2040 et.seq.

THIS IS AN AFFIDAVIT OF FACTS. WHETHER OR NOT THIS AFFIDAVIT IS SUFFICIENT TO RELIEVE THE BUYER OF THE RESPONSIBILITIES TO WITHHOLD IS GOVERNED BY SC REVENUE RULING 90-3. PLEASE READ THIS AFFIDAVIT CAREFULLY IN CONJUNCTION WITH THIS RULING.

The undersigned on oath, being first duly sworn, hereby certifies as follows:

This affidavit is being given in connection with a sale of real estate pursuant to SC Revenue Ruling #90-3.

I have attached to this affidavit a description of real property and any tangible personal property being sold as part of this sale. The real property is located in the County of Charleston and its tax map number(s) is ______________.

The undersigned is the seller of the property described in the attached description.

The closing date of this sale is ______________________, 2004.

The Seller's name _____________________________________________________________.

The Seller's address is _______________________________________________________.

The Seller's social security number or taxpayer identification number _________.

     1. ______ CORPORATIONS. The Seller is a corporation or an association or trust that is taxed as a corporation and is subject to withholding at 5%.

     2. ______ GAIN. I affirm pursuant to section 12-9-510(B) that the amount of gain I am required to recognize on this transaction and on which Buyer is to make the requisite withholding will not exceed:

            a. $ ________________________

     3. _____ INSTALLMENT SALE. The Seller will report this sale on the installment for South Carolina income tax purposes, and has attached an amortization schedule correctly designating the principal and interest portions of the payments.

     4. _____ RESIDENT. The Seller is a resident of South Carolina, as that term is defined in the South Carolina tax laws (S.C. Code Section 12-1-10 et. seq. as amended) and in SC Revenue Ruling #90-3.

     5. _____ DEEMED RESIDENT. Pursuant to SC Revenue Ruling #90-3 the seller is deemed to be a resident of South Carolina because:

            a. The Seller:
                   i.   has filed at least one South Carolina income tax return,

                  ii. is not delinquent with respect to filing any South Carolina income tax return and
                 iii. has been in business in the State during the Seller's last two taxable years (including the year of the sale); and

            b. The Seller is in business in South Carolina and will continue substantially the same business in South Carolina after the sale; and

            c. The Seller will report the sale on a South Carolina income tax return for the current year and file it by its due date; and

            d. If the Seller is a corporation or a limited partnership, it is registered to do business in South Carolina.

     6. ______ EMPLOYEE RELOCATION. The transaction involves the sale of an employee's property which is being sold by an employee or relocation company in connection with the employee's transfer. For income tax purposes the sale is treated as a sale by the employer or relocation company.

     7. ______ NONRECOGNITION OF GAIN. The sale of the property will not be subject to taxes because of Section 1033, 1034 or 121 of the Internal Revenue Code. The Seller acknowledges his obligation to file South Carolina income tax return for the year of the sale. If the Seller fails to comply with Section 1033 or 1034, the Seller acknowledges an obligation to file an amended South Carolina income tax return for the year of the sale.

     8. ______ TAX-EXEMPTION ORGANIZATIONS. The Seller is an organization exempt from income taxes under Internal Revenue Code Section 501(a) or is an insurance company exempt from South Carolina taxes on income.

     9. ______ WITHHOLDING AMOUNT EQUALS ENTIRE NET PROCEEDS. If the withholding amount is limited to the entire net proceeds, any lien, mortgage or credit line advance which was made within one year prior to the closing was not made in contemplation of the sale as that phrase is defined in SC Revenue Ruling #90-3.

     10. ______ LIKE KIND EXCHANGE. The entire gain is deferred under Section 1031 of the Internal Revenue Code. For deferred exchanges where replacement property has not been identified at the time of sale, tax must be withheld.

The undersigned understands that this affidavit may be disclosed to the South Carolina Tax Commission and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this Affidavit and to the best of my knowledge and belief, it is true, correct and complete.


                                         --------------------------------


                                         BY:                          (SEAL)
                                            --------------------------
                                         Its:
                                             -------------------------------


SUBSCRIBED AND SWORN to
before me this __________ day of April 2004.


--------------------------------
Notary Public

My commission expires:
                       -----------------------------

                                    EXHIBIT L

               AUDIT REPRESENTATION LETTER AND COOPERATION LETTER

                                     [DATE]

[Name of Purchaser]
2901 Butterfield Road
Oak Brook, Illinois 60523

KPMG LLP
KPMG Plaza
303 East Wacker Drive
Chicago, Illinois 60601

        Re:    Name of Property (the "Property")

Ladies and Gentlemen:

        This will confirm that following the closing, the undersigned will (1) reasonably cooperate with you, at your sole cost and expense, with respect to your audit of the financial information of the Property, including providing additional financial or other information, if any, in our possession or control, relating to the Property; and (2) provide an update of the audit letter we are providing on the same date hereof to KPMG certifying that to the best of our knowledge, no changes have occurred since the date of such letter that would make any of the representations and certifications therein inaccurate in any material respect.

                                         Very truly yours,

                                         NAME OF SELLER

                                         By:
                                            --------------------------------
                                                Name:
                                                     -----------------------
                                                Its:
                                                    ------------------------

                                      DATE

KPMG LLP
KPMG Plaza
303 East Wacker Drive
Chicago, IL 60601


Ladies and Gentlemen:

We are writing you, as the owners of THE PROPERTY'S NAME (the "Property") at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of THE PROPERTY'S NAME for (a) the year ended December 31, 2003, and (b) the period of time commencing as of January 1, 2004 and ending on (and including) the closing date, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the CASH OR ACCRUAL basis of accounting. In connection with your audit, we confirm, to the best of our knowledge and belief, the following representations made to you during the audit:

1.   We have made available to you:

     a)   All financial records and related data requested by you.

     b) All minutes of the meetings of the board of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

2.   There have been no:

     a) Instances of fraud involving any member of management or employees who have significant roles in internal control.

     b) Instances of fraud involving others that could have a material effect on the Historical Summary.

     c)   Other instances of fraud perpetuated on or within the Property.

     d) Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.

     e) Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency.

3.   There are no:

     a) Unasserted claims or assessments that out lawyer has advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies.

     b) Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

     c) Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

     d) Events that have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.

4. The property has complied with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003, and the period of time commencing as of January 1, 2004 and ending on the closing date, in conformity with the CASH OR ACCRUAL basis of accounting.


Very Truly Yours,


------------------------------
NAME, Owner


------------------------------
NAME, Property Accountant

                                    EXHIBIT M

                              INTENTIONALLY DELETED

                                    EXHIBIT N

                             DUE DILIGENCE CHECKLIST

NAME OF PROPERTY:                                                                   Comments
----------------------------------------------------------------------------------------------
A.   FINANCIAL INFORMATION

     1.   Copy of leases and any guarantees                                        ___________

     2.   Current Rent Roll                                                        ___________

     3.   Standard Lease Form                                                      ___________

     4.   Latest leasing status report                                             ___________

     5.   Summary of recent lease transactions including rate and tenant
          improvement allowances                                                   ___________

     6.   List of current tenants on percentage rent only or percentage rent in
          lieu basis                                                               ___________

     7.   List of specialty license agreements                                     ___________

     8.   Prior five full years operating statements + Year-to-date statement      ___________

     9.   Prior year's general ledger statement + Year-to-date statement           ___________

     10.  Last three years' bills for:
          a.   Real estate taxes                                                   ___________
          b.   Insurance
               1)       Liability                                                  ___________
               2)       Property                                                   ___________
          c.   Reconciliations for CAM/taxes/insurance                             ___________
          d.   Statement of current monthly amounts paid by tenants for CAM/tax/
               insurance plus a year-to-date balance of amounts paid by each
               tenant                                                              ___________

     11.  Information related to any recent CAM or TAX Audits, including copies
          of reports                                                               ___________

     12.  Leakage report of reimbursable expenses by tenant.                       ___________

     13.  Base rent collected in previous five calendar year period by tenant      ___________

     14.  Physical occupancy for the last five calendar years prior to purchase    ___________

     15.  Receivables status/aging report                                          ___________

     16.  Tenant sales reports for last three years                                ___________

     17.  Tenant financial statements                                              ___________

     18.  Lease expirations - next three years                                     ___________

          a.   Status of expirations, with kick-outs, with respect to renewal
               possibilities                                                       ___________

     19.  Description and breakdown of Promotional Income and Marketing Fund       ___________

     20.  Leasing Plan                                                             ___________

NAME OF PROPERTY:                                                                   Comments
----------------------------------------------------------------------------------------------
B.   EXPENSE INFORMATION

     1.   Twelve months of consecutive utility bills
          a.   Water                                                               ___________
          b.   Gas                                                                 ___________
          c.   Electric                                                            ___________
          d.   Telephone and dedicated lines                                       ___________

     2.   Copies of all service agreements, contracts or any leases that encumber the property
          a.   Fire/burglar alarm                                                  ___________
          b.   Antenna cable/satellite dish                                        ___________
          c.   Cleaning                                                            ___________
          d.   Exterminating                                                       ___________
          e.   Landscaping                                                         ___________
          f.   Scavenger                                                           ___________
          g.   Security service                                                    ___________
          h.   Snow removal                                                        ___________
          i.   Towing                                                              ___________
          j.   Union contracts                                                     ___________
          k.   Elevator                                                            ___________
          1.   Uniform rental                                                      ___________
          m.   Water softeners                                                     ___________
          n.   Leasing                                                             ___________
          o.   Management                                                          ___________
          p.   Advertising                                                         ___________
          q.   Tax reduction legal fees                                            ___________
          r.   Any other service contracts or leases not cancelable in 90 days     ___________

     3.   Capital improvements
          a.   Capital improvements over the last 36 months                        ___________
          b.   Five-year capital expenditure forecast                              ___________
          c.   Assignable warranties                                               ___________

C.   ENVIRONMENTAL REPORTS

     1.   Phase I                                                                  ___________

     2.   Other                                                                    ___________

D.   STAFFING

     1.   Itemized by position and salary                                          ___________

E.   SITE INSPECTIONS

     1.   Inspection report                                                        ___________

     2.   Photo attached                                                           ___________

NAME OF PROPERTY:                                                                   Comments
----------------------------------------------------------------------------------------------
F.   MISCELLANEOUS

     1.   Code violations
          a.   Current and outstanding                                             ___________
          b.   Last 24 months, with compliance                                     ___________
          c.   Contact municipalities as to other problems                         ___________

     2.   Easement/encumbrances: restrictive easement agreements/operating
          easement agreements                                                      ___________

     3.   Warranties                                                               ___________

     4.   Current tenant contact list                                              ___________

     5.   Certificates of insurance from tenants                                   ___________

     6.   Current insurance policies (building and common area)
          a.   Property                                                            ___________
          b.   Liability                                                           ___________
          c.   Umbrella                                                            ___________

     7.   Copy of Management Agreement                                             ___________

     8.   Recent third party appraisal                                             ___________

     9.   Marketing/leasing brochures                                              ___________

     10.  Survey                                                                   ___________

     11.  Site plan                                                                ___________

     12.  Building photographs and aerials                                         ___________

     13.  Certificates of Occupancy                                                ___________

     14.  Zoning Letter                                                            ___________

     15.  Building Plans and Specifications                                        ___________

                                    EXHIBIT O

                         POST-CLOSING WORK REQUIREMENTS

     The following terms, provisions, requirements and conditions shall apply at all times during which Seller, or any of its employees, agents, representatives, contractors, subcontractors or other parties on Seller's behalf, perform any work upon the Property from and after the Initial Funding Date.

     1. WORK. All construction, tenant improvements, tenant fit-out and other work (collectively, the "Work") shall be constructed in a good and workmanlike fashion, in accordance with the requirements, criteria, standards and guidelines set forth in this Exhibit O, and in compliance with all applicable Legal Requirements and the terms and provisions of any Leases relating to such Work. Once commenced, all Work shall diligently proceed to completion. Seller shall coordinate and schedule the work so as to (a) avoid interference with any other work being performed by or on behalf of Purchaser and tenants and occupants of the Property, and (b) minimize any interference with the operation of the Property and the conduct of any businesses thereon. Seller shall comply and shall use commercially reasonable efforts to cause all Seller Contractors (as defined in Paragraph 2(b)(iv) below) to comply with all rules and regulations existing from time to time at the Property regarding construction activities.

     2.   PRE-CONSTRUCTION ACTIVITIES.

     (a) Prior to commencing any Work upon the Property, Seller shall submit to Purchaser for its review and approval four (4) sets of prints of the Plans. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the applicable Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work). The Plans shall be subject to Purchaser's approval and the approval of all local governmental authorities requiring approval of the Work and/or the Plans. Purchaser agrees not to unreasonably withhold its approval of said Plans; provided, however, that Purchaser shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Purchaser's reasonable opinion: (i) the Work as shown in the Plans is likely to materially and adversely affect Property or the safety of the Property and/or its tenants and/or occupants; (ii) the Work as shown on the Plans might impair Purchaser's ability to furnish services to any tenant, occupant or other user of the Property or any portion thereof; (iii) the Work would increase the cost of operating the Property; (iv) the Work would violate or fail to comply with any applicable Legal Requirements or industry standards; (v) the Work contains or uses hazardous or toxic materials or substances; (vi) the Work would adversely affect the appearance of the Property; or (vii) the Work is prohibited by any mortgage or trust deed encumbering the Property or any portion thereof. The foregoing reasons, however, shall not be exclusive of the reasons for which Purchaser may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Purchaser disapproves the Plans or notifies Seller that changes are required to the final Plans submitted by Seller, Seller shall, within seven (7) business days thereafter, submit to Purchaser, for its approval, the Plans amended in accordance with any changes required by Purchaser. The Plans shall also be revised, and the Work shall be changed, all at Seller's cost and expense, to incorporate any work required in or upon the Property by any local governmental agency, authority or field inspector. The Plans as approved by Purchaser in accordance with this subsection (a) shall hereinafter be referred to as the "Approved Plans".

     (b) Prior to commencing any Work upon the Property, Seller shall submit the following information and items to Purchaser for Purchaser's review and approval:

          (i) A construction schedule for the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

          (ii) The names and addresses of Seller Contractors (and said contractors' subcontractors) and materialmen to be engaged by Seller for the Work (individually, a "Seller Contractor," and collectively, "Seller Contractors"). Purchaser has the right to approve or disapprove all or any one or more of Seller Contractors, such approval not to be unreasonably withheld, conditioned or delayed.

     Once approved, Seller shall not remove or replace any of Seller Contractors without Purchaser's prior approval.

          (iii) Certified copies of insurance policies or certificates of insurance as described in Paragraph 5 below. Seller shall not permit Seller Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Purchaser.

          Seller will update such information and items by notice to Purchaser of any changes.

     (c) Purchaser's review and approval of the Plans shall in no way be deemed to be or constitute a waiver of the requirements set forth in this Exhibit O and/or the Agreement regarding any Work or a representation or warranty by Purchaser that the Plans either are complete or suitable for their intended purpose, comply with applicable Legal Requirements, that any element of the Work performed pursuant to the Plans will comply with applicable Laws or that the Work can be constructed in accordance with the Plans, it being expressly agreed by Seller that Purchaser assumes no responsibility or liability whatsoever to Seller or to any other person or entity for such completeness, suitability or compliance.

     (d) After written approval by Purchaser of the Approved Plans, Seller shall, with reasonable speed and diligence, file the Approved Plans with the appropriate-governmental authority or authorities, and shall take whatever action shall be necessary (including modifications approved by Purchaser of the Approved Plans) to obtain and maintain all permits, licenses and other governmental certifications, permits, authorizations and approvals which may be required in connection with the Work. Seller shall pay all filing fees and other costs in connection therewith. Purchaser shall reasonably cooperate with Seller, at Seller's cost, in connection with the aforesaid. Seller will promptly furnish to Purchaser copies of the Approved Plans approved by such governmental authorities.

     (e) No Work shall be undertaken or commenced by Seller in or upon the Property until (i) Seller has delivered, and Purchaser has approved, all items set forth in this Paragraph 2, and (ii) all necessary building permits have been applied for and obtained by Seller.

     3. CHANGE ORDERS. All changes to Approved Plans and/or any Work must be approved by Purchaser in advance of the implementation of such changes as part of such Work. All delays caused by Seller-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Seller. All increases in the cost of the Work resulting from such change orders shall be borne by Seller.

     4. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF SELLER'S PERFORMANCE. All Work done in or upon the Property by Seller shall be done according to the standards set forth in this Paragraph 4, except as the same may be modified in the Approved Plans approved by or on behalf of Purchaser and Seller.

     (a) The Approved Plans and all design and construction of any Work shall comply with all applicable Legal Requirements and industry standards, including, but not limited to, requirements of Purchaser's fire insurance underwriters.

     (b) Seller shall, at its own cost and expense, obtain all required building permits and occupancy permits.

     (c) Seller Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Purchaser's contractors and subcontractors and with other contractors and subcontractors in or at the Property. All work shall be coordinated with any other construction or other work in the Property in order not to adversely affect construction work being performed by or for Purchaser or any tenant or occupant of the Property.

     (d) Seller shall use only new, first-class materials in connection with the construction and installation of all Work, except where explicitly shown in the Approved Plans. All Work shall be done in a good and workmanlike manner. Seller shall obtain contractors' warranties of at least one (1) year duration from the completion of all Work against defects in workmanship and materials on all work performed and equipment installed in and upon the Property as part of any Work and shall deliver copies of such warranties to Purchaser upon completion of the applicable component of such Work. Upon Completion of any Work, Seller shall assign to Purchaser or the entity that owns the Property all such construction and manufacturer's warranties issued with respect to the design, development and construction of such Work or any part thereof.

     (e) Seller represents, warrants, covenants and agrees as follows: the title of all Work, automatically and without further action, will pass to Purchaser either (i) by incorporation in the construction or (ii) upon the receipt of payment therefore by the applicable Seller Contractor, whichever occurs first, free and clear of all liens, claims, security interests, or encumbrances whatsoever; provided, however, that the vesting of such title shall not impose any obligations on Purchaser or relieve Seller or any Seller Contractor of any of their obligations under this Exhibit or any other Contract relating to the development and construction of such Work, and provided further that Seller and the applicable Seller Contractor shall remain responsible for damage to or loss of such Work, whether completed, delivered on or offsite, or under construction, and Seller and the applicable Seller Contractor shall insure and protect all such items until completion.

     (f) Seller and Seller Contractors shall make all commercially reasonable efforts and take all steps appropriate to assure that all construction activities undertaken are consistent with a first-class shopping center and do not unreasonably interfere with the operation of the Property or with other tenants and occupants of the Property. Seller shall comply with all rules and regulations existing from time to time at the Property regarding construction activities. Seller and Seller Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by any Work and to properly police same. Construction equipment and materials are to be kept within areas on the Property designated from time to time by Purchaser and delivery and loading of equipment and materials shall be done at such locations and at such time as Purchaser shall direct so as not to burden the operation of the Property.

     (g) Purchaser shall have the right, upon reasonable advance notice to Seller (except in the case of an emergency, where no such notice shall be required) and without liability or recourse, to order Seller or any of Seller Contractors that violate the requirements imposed on Seller or Seller Contractors in performing work to cease work and remove its equipment and employees from the Property.

     (h) Seller agrees to deliver to Purchaser from time to time, but not less frequently than once per calendar month, written progress reports in respect of the progress of completion of any Work, and shall deliver to Purchaser any and all progress reports or similar documents received from any contractor describing its progress with the construction of such Work. Seller shall notify Purchaser in writing, and provide Purchaser with a revised construction schedule, at any time that any delays in construction of any Work.

     (i) Until completion of any Work, any and all utility costs or charges for any service to the applicable portion of the Property shall be the responsibility of Seller and shall be paid for by Seller. Seller shall arrange and pay for removal of construction debris and shall not place debris in the Property's or any other tenant's or occupant's waste containers.

     (j) Seller shall permit access to all Work, and the Work shall be subject to inspection, by Purchaser and Purchaser's architects, engineers, contractors and other representatives, at all times during the period in which such Work is being constructed and installed and following completion of such Work.

     (k) Seller shall proceed with all Work expeditiously, continuously and efficiently. Seller shall notify Purchaser upon completion of any Work and shall furnish Purchaser and Purchaser's title insurance company (the "Title Company") with such further documentation as may be necessary or required under Paragraph 6 below.

     (1) Seller shall have no authority to deviate from the Approved Plans in performance of the Work, except as authorized by Purchaser and Purchaser's Representative in writing (which authorization shall not be unreasonably withheld or delayed). Seller shall furnish to Purchaser "as-built" drawings of the Work within thirty (30) days after completion.

     (m) Seller shall impose on and enforce all applicable terms of this Exhibit against Seller's architect and Seller Contractors.

     (n) It shall be Seller's responsibility to cause Seller Contractors to secure all parts of all Work against accident, storm and any other hazard.

     5.   INSURANCE AND INDEMNIFICATION.

     (a) Seller shall secure, pay for and maintain and shall require and use commercially reasonable efforts to cause Seller Contractors to secure, pay for and maintain during the continuance of the Work, insurance in the following minimum coverages and the following minimum limits of liability and with insurance companies acceptable to Purchaser:

        i. Worker's Compensation Insurance with limits not less than those required by law.

       ii. Employer's Liability Insurance with limits of not less than $500,000 per accident, $500,000 per disease and a $2,000,000 policy limit on disease.

      iii. Commercial General Liability Insurance (including Contractors' Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting there from) or property damage liability or a combination thereof with a minimum aggregate limit of $3,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Seller Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Seller Contractors or by anyone directly or indirectly employed by any of them.

       iv. Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Seller Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Seller Contractors, or by anyone directly or indirectly employed by any of them.

        v. "All-risk" Builder's Risk Insurance upon all Work to the full insurable value thereof. This insurance shall include the interests of Purchaser and Seller (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in such Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of any Work stored off the site of the Property or in transit to the Property are not covered under said "all-risk" builder's risk insurance, then Seller shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted with Purchaser and Seller and made payable to Purchaser, as trustee for the insureds, as their interests may appear.

     All policies (except the Worker's Compensation policy) shall be endorsed to include as additional insureds, Purchaser (and the constituent members of Purchaser generally), the owner of the Property, Purchaser's property manager, and such additional persons as Purchaser may designate from time to time. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation, modification or non-renewal of coverage and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause. Seller hereby waives any and every claim for recovery from and against Purchaser for any and all loss of or damage to any and all Work and to the contents thereof, and to Seller's or Seller Contractors' property, which loss or damage is covered by valid and collectible physical damage insurance policies to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Seller hereby agrees to give to its insurance company which has issued to it, or in the future may issue to it, policies of physical damage insurance, written notice of the terms of this waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

     (b) Seller agrees to indemnify, protect, defend and hold harmless Purchaser, Purchaser's property manager and their respective members, beneficiaries, partners, directors, officers, employees and agents, and all tenants and occupants of the Property, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with any and all Work and/or the entry of Seller or Seller Contractors onto the Property, including, without limitation, (i) mechanic's liens, (ii) the cost of any repairs to the Property necessitated by activities of Seller or Seller Contractors, (iii) bodily injury to persons or damage to the property of Seller, its employees, agents, invitees, licensees or others (including, without limitation, tenants and occupants of the Property), and/or (iv) Seller's failure to complete any Work within any required period of time provided in any Lease or other document or agreement.

     6. PAYMENT FOR THE WORK; LIEN WAIVERS. Seller shall be responsible for the payment of all costs, expenses, fees and other charges relating to any and all Work (collectively, "Costs"), and shall indemnify and hold harmless Purchaser from and against any loss, cost, damage, or expense incurred by Purchaser by reason of Seller's failure to pay all Costs, including, but not limited to, paying or satisfying any mechanic lien claims arising in connection with any such failure to pay all Costs. Within thirty (30) days after final completion of any Work, Seller shall submit to Purchaser a detailed breakdown of the total amount of Costs, together with final waivers of liens, contractors' affidavits, and architects' certificates in such form as may be reasonably required by Purchaser, the Title Company and Purchaser's lender, if any, from all of Seller Contractors and any other parties performing labor or supplying materials or services in connection with the Work, showing that all of Seller Contractors and such other parties have been compensated in full and waiving all liens in connection with the Property. If any mechanics, materialsmens, suppliers or vendors lien shall be filed against the Property or any portion thereof with respect to any Work, then Seller immediately shall pay or, to Purchaser's satisfaction, bond over such lien.

     7. SELLER'S OCCUPANCY DURING THE CONSTRUCTION PERIOD. Except for any injury, loss or damage caused solely by the negligence or willful misconduct of Purchaser or its agents, representatives, employees, contractors or subcontractors, Purchaser shall not be liable for any injury, loss or damage which may occur to any Work or any other installations made in the Property or to property placed therein, the same being at Seller's sole risk and liability. Seller shall be liable to Purchaser for any damage to any portion of the Property caused by Seller or any of Seller's employees, agents, contractors (including Seller Contractors), subcontractors of any tier, workmen and/or suppliers. In the event the performance of any Work by Seller, its agents, employee, contractors or subcontractors of any tier causes extra costs to Purchaser, Seller shall reimburse Purchaser for the entire extra cost and the cost incurred by Purchaser for the engineers or operators under applicable union regulations or contracts. Seller hereby assumes sole and entire responsibility for any and all loss of life, injury to persons or damage to property (wherever such property may be located) that may be sustained, suffered or incurred directly or indirectly due to or on account of the activities of Seller, its agents, employees, contractors (including Seller's Contractor), subcontractors of any tier, consultants, representatives and other professional advisers, and for those claiming by or through any of them (collectively, the "SELLER GROUP") in, on and at the Property or any portion thereof. Seller, for itself and for the Seller Group, hereby releases Purchaser and its members, officers, directors, partners, employees, agents, mortgagees, licensees, tenants, contractors, guests and invitees (and their respective members, officers, directors, partners, employees, agents, mortgagees, licensees, contractors, guests and invitees) from any and all (a) liability, loss, claim, demand, lien, damage, penalty, fine, interest, cost and expense (including, without limitation, reasonable attorneys' fees and litigation costs), and (b) damage, destruction or theft of property, that may arise from, in connection with or during the performance of any Work or other activities of Seller or any of the Seller Group in, on or at the Property or any portion thereof, and/or Seller's failure to complete any Work within any required period of time provided in any Lease or other document or agreement.

     8. REPRESENTATIVES. Each of Purchaser and Seller shall appoint one or more individual representatives ("Representatives") who are authorized to act on its behalf in connection with the administration and supervision of Work. Each of Purchaser and Seller may, by written notice to the other, remove any Representatives appointed by such party and appoint a substitute or substitutes therefore; provided, however, that any new Representatives must be approved by the other party, which approval shall not be unreasonably withheld.

     9. PURCHASER'S REMEDIES. The occurrence of a default by Seller under this Exhibit shall entitle Purchaser to pursue any and all rights and remedies provided for under this Agreement, at law and/or in equity.

     10. MISCELLANEOUS. Purchaser has made no oral or written agreement with Seller to alter, improve or do any work with respect to the Property. Any written notices under this Exhibit shall be given in the same manner as notices under this Agreement. References to Purchaser in this Exhibit shall also include the entity that owns the Property, and their respective successors and assigns. Time is of the essence of this Exhibit. All representations, warranties, agreements, covenants, obligations and indemnities of the parties contained in this Exhibit shall survive the Closing without restriction or limitation, and shall not be merged into the Deed, and the same shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. This Exhibit is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party are intended to or shall have any rights hereunder. Seller may not assign this Agreement or any of its rights or obligations hereunder, in whole or in part, to any party. If any provision or provisions in this Exhibit is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Exhibit to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable that the remainder of this Exhibit shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Exhibit shall continue in full force and effect. In the event of litigation between the parties with respect to the Property, this Exhibit, and/or the performance of their respective obligations hereunder, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, court costs and reasonable attorney's fees.

     11. SELLER WARRANTY. Seller agrees that for a period of one (1) year from completion of any Work Seller shall repair, or cause to be repaired, any defects in construction, labor and workmanship regarding the construction of such Work or any portion thereof (including, without limitation, any repairs required by the terms of any Leases relating thereto). Seller and Purchaser agree to cooperate with each other in order to enforce any of the warranties being assigned to Purchaser hereunder, but such cooperation shall not limit any of Seller's obligations hereunder. Such obligation shall include any repairs or improvements which are required to comply with applicable Legal Requirements and/or which are otherwise required to put such Work in the condition required by this Agreement, this Exhibit and/or any Lease relating thereto.

                               FIRST AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "First Amendment") is made and entered into as of the 21st day of June, 2004, by and between STAFFORD COLLETON, LLC, a Georgia limited liability company ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser").

                                    RECITALS:

     A. Seller and Purchaser previously entered into that certain Agreement of Purchase and Sale dated as of May 20, 2004 (the "Agreement"), with respect to certain property and all improvements thereon commonly known as Phase I of Low Country Village Shopping Center and located at the intersection of Highway 278 and Foreman Hill Road, Bluffton, South Carolina, and more particularly described in the Agreement.

     B. Seller and Purchaser desire to amend the Agreement as more particularly set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, Seller and Purchaser hereby amend the Agreement and agree as follows:

     1. INCORPORATION OF RECITALS: DEFINED TERMS. The foregoing Recitals are, by this reference, incorporated into the text of this First Amendment as if fully set forth herein. Initially capitalized terms used but not defined in this First Amendment, but defined in the Agreement, shall have the meanings given to them in the Agreement.

     2. DUE DILIGENCE PERIOD; TENANT ESTOPPELS. Pursuant to Section 8.1(a) of the Agreement, the Due Diligence Period is scheduled to expire on June 21, 2004. Seller and Purchaser hereby agree that the date upon which the Due Diligence Period shall expire is hereby extended from June 21, 2004 to June 30, 2004. Accordingly, Purchaser shall have until 5:00 p.m. (Chicago time) on June 30, 2004, to terminate the Agreement and this First Amendment pursuant to Section 8.1(a) of the Agreement. Additionally, Section 8.1(b)(i) of the Agreement is hereby amended by deleting from the first two (2) lines thereof "not less than ten (10) days prior to the Initial Funding Date", and inserting in lieu thereof "on or before June 30, 2004". Additionally, notwithstanding anything contained in the Agreement to the contrary, Seller and Purchaser hereby agree that, subject to satisfaction of all conditions to closing contained in the Agreement (as amended by this First Amendment), the Closing shall occur on June 30, 2004.

     3. COUNTERPARTS; FACSIMILE SIGNATURES. This First Amendment may be executed (a) in any number of counterparts, each of which shall be an original, and each such counterpart shall constitute but one and the same agreement and
(b) by facsimile which shall be considered and constitute an original executed and delivered agreement.

     4. MISCELLANEOUS. Except to the extent amended and modified herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect as originally written. From and after the date of this First Amendment, this First Amendment shall be deemed to be a part of the Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Seller and Purchaser have hereunto set their hands and seals as of the day and year first above written.

                                         PURCHASER:

                                         INLAND REAL ESTATE ACQUISITIONS,
                                         INC., an Illinois corporation


                                         By: /s/ Jason A. Lazarus
                                            ----------------------------------
                                                Name: Jason A. Lazarus
                                                     -------------------------
                                                Its: Authorized Agent
                                                    --------------------------

                                         SELLER:

                                         STAFFORD COLLETON, LLC, a Georgia
                                         limited liability company


                                         By: /s/ David J. Oliver
                                            ----------------------------------
                                                Name: David J. Oliver
                                                     -------------------------
                                                Its:  Authorized Member
                                                    --------------------------
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